                                                                   Exhibit 10.48



                                CREDIT AGREEMENT


                                     AMONG


                 G REIT, L.P., a Virginia limited partnership,


                            THE LENDERS NAMED HEREIN


                                      AND


          LASALLE BANK NATIONAL ASSOCIATION, as Agent for the Lenders




                          Dated as of January 31, 2003

                               Table of Contents


                                                                            Page
                                                                            ----
ARTICLE I.          DEFINITIONS; CONSTRUCTION ............................    1

  Section 1.1.      Definitions ..........................................    1

  Section 1.2.      Accounting Terms and Determinations ..................   13

  Section 1.3.      Other Definitional Terms .............................   13

ARTICLE II.         AMOUNTS AND TERMS ....................................   13

  Section 2.1.      Commitment ...........................................   13

  Section 2.2.      Advances .............................................   14

  Section 2.3.      Notices of Borrowing .................................   14

  Section 2.4.      Disbursement of Funds ................................   15

  Section 2.5.      Promissory Notes; Collateral .........................   15

  Section 2.6.      Interest on Advances .................................   15

  Section 2.7.      Eurodollar Rate ......................................   16

  Section 2.8.      Prepayments of Advances ..............................   17

  Section 2.9.      Maturity Date ........................................   17

  Section 2.10.     Payments, Etc. .......................................   17

  Section 2.11.     Interest Rate Not Ascertainable, Etc. ................   18

  Section 2.12.     Illegality ...........................................   18

  Section 2.13.     Increased Costs ......................................   18

  Section 2.14.     Change of Lending ....................................   20

  Section 2.15.     Funding Losses .......................................   20

  Section 2.16.     Taxes ................................................   20

  Section 2.17.     Letters of Credit ....................................   21

  Section 2.18.     Letter of Credit Usage Absolute ......................   23

  Section 2.19.     Fees .................................................   24

                               Table of Contents
                               -----------------
                                  (continued)

                                                                            Page
                                                                            ----

ARTICLE III.    CONDITIONS TO BORROWINGS.....................................25

Section 3.1.    Conditions Precedent to Closing and Subsequent Advances......25

Section 3.2.    Additional Conditions........................................31

Section 3.3.    Closing Procedures...........................................32

ARTICLE IV.     REPRESENTATIONS AND WARRANTIES...............................32

Section 4.1.    Good Standing................................................32

Section 4.2.    Authorization of Agreement; No Violation.....................33

Section 4.3.    Governmental Approvals.......................................33

Section 4.4.    Binding Effect...............................................33

Section 4.5.    Financial Information and No Material Adverse Change.........33

Section 4.6.    Litigation...................................................33

Section 4.7.    Compliance with Law..........................................33

Section 4.8.    Employees....................................................34

Section 4.9.    ERISA........................................................34

Section 4.10.   No Default...................................................34

Section 4.11.   Improvements.................................................34

Section 4.12.   Intellectual Property........................................34

Section 4.13.   No Burdensome Restrictions...................................35

Section 4.14.   Taxes........................................................35

Section 4.15.   Investment Company Act; Other Regulations....................35

Section 4.16.   Insurance....................................................35

Section 4.17.   Mortgaged Properties.........................................36

Section 4.18.   Full and Accurate Disclosure.................................38

                               Table of Contents
                                  (continued)

                                                                            Page
                                                                            ----
  Section 4.19.    Solvency ..............................................   38

  Section 4.20.    Not Foreign Person ....................................   38

  Section 4.21.    Assessments ...........................................   38

  Section 4.22.    Flood Zone ............................................   38

  Section 4.23.    Physical Condition ....................................   38

  Section 4.24.    Operation of Properties ...............................   38

  Section 4.25.    Margin ................................................   38

  Section 4.26.    Hazardous Materials ...................................   39

  Section 4.27.    Brokerage .............................................   39

  Section 4.28.    Representations and Warranties in the Loan Documents ..   39

  Section 4.29.    Loan Documents ........................................   39

  Section 4.30.    Utilities .............................................   40

  Section 4.31.    Labor and Materials ...................................   40

  Section 4.32.    Usury .................................................   40

  Section 4.33.    Leases ................................................   40

  Section 4.34.    Commercial Purposes ...................................   40

  Section 4.35.    Exempt Transaction ....................................   40

ARTICLE V.         COVENANTS .............................................   40

  Section 5.1.     Certain Affirmative Covenants .........................   40

  Section 5.2.     Reporting Covenants ...................................   44

  Section 5.3.     Negative Covenants ....................................   46

  Section 5.4.     Casualty ..............................................   49

ARTICLE VI.        EVENTS OF DEFAULT .....................................   49

                               Table of Contents
                               -----------------
                                  (continued)

                                                                           Page
   Section 6.1.     Events of Default ..................................    49

   Section 6.2.     Global Remedies ....................................    51

   Section 6.3.     Marshaling; Waiver of Certain Rights; Recapture ....    51

   Section 6.4.     Application of Proceeds ............................    52

   Section 6.5.     Attorneys-in-Fact ..................................    53

   Section 6.6.     Actions in Respect of Letters of Credit ............    53

ARTICLE VII.        AGENCY AND INTERCREDITOR ...........................    55

   Section 7.1.     Appointment ........................................    55

   Section 7.2.     Delegation of Duties ...............................    55

   Section 7.3.     Exculpatory Provisions .............................    56

   Section 7.4.     Reliance by Agent ..................................    56

   Section 7.5.     Notice of Default ..................................    56

   Section 7.6.     Non-Reliance of Agent and the Other Lenders ........    57

   Section 7.7.     Indemnification ....................................    57

   Section 7.8.     Agent in Its Individual Capacity ...................    57

   Section 7.9.     Agent's Resignation ................................    58

   Section 7.10.    Appointment of a Substitute Agent ..................    58

   Section 7.11.    Loans ..............................................    58

   Section 7.12.    Priority of Loans ..................................    59

   Section 7.13.    Books and Records ..................................    59

   Section 7.14.    Decisions of the Lenders ...........................    59

   Section 7.15.    Unanimous Approvals by the Lenders .................    59

   Section 7.16.    Approvals by the Required Lenders ..................    60

                               Table of Contents
                               -----------------
                                  (continued)




                                                                            Page

                                                                            ----



Section 7.17.           Management of Acquired Collateral...................  61

ARTICLES VIII.          MISCELLANEOUS.......................................  62

Section 8.1.            Notices.............................................  62

Section 8.2.            Amendments, Etc...................................... 62

Section 8.3.            No Waiver, Remedies Cumulative....................... 63

Section 8.4.            Payment of Expenses, Etc............................. 63

Section 8.5.            Right of Setoff...................................... 64

Section 8.6.            Benefit of Agreement................................. 64

Section 8.7.            Governing Law; Submission to Jurisdiction............ 64

Section 8.8.            Counterparts......................................... 65

Section 8.9.            Headings Descriptive................................. 65

Section 8.10.           Entire Agreement..................................... 65

Section 8.11.           Further Assurances................................... 65

Section 8.12.           Participation........................................ 65

Section 8.13.           Assignments.......................................... 65

Section 8.14.           Withholding.......................................... 66

Section 8.15.           Amounts Received by the Lenders...................... 66

Section 8.16            No Joint Venture..................................... 66

Section 8.17.           Acknowledgement by Parties Hereto.................... 67

Section 8.18.           Right of the Lenders and Agent to Transact Business.. 67

Section 8.19.           Sharing of Payments.................................. 67

Section 8.20.           Limitation of Liability.............................. 67

Section 8.21.           Reliance by Borrower................................. 67






                                       V

                               Table of Contents
                                  (continued)

                                                                 Page
                                                                 ----
Section 8.22.     Time of the Essence                              68

Section 8.23.     Indemnity                                        68

Section 8.24.     Knowledge                                        68

ARTICLE IX.       RELEASE OF LIENS                                 68

Sectoin 9.1.      Release                                          68

ARTICLE X.        PATRIOT ACT PROVISIONS                           69

Section 10.1.     Patriot Rules                                    69

                         LIST OF EXHIBITS AND SCHEDULES



Exhibit A:     List of Lenders and Percentages
Exhibit B:     Form of Notice of Borrowing
Exhibit C:     Form of Promissory Note
Exhibit D:     Form of Assignment and Subordination of Advisory Agreement
Exhibit E:     Form of Assignment and Subordination of Management Agreement
Exhibit F:     Form of Assignment of Leases and Rents
Exhibit G:     Form of Collateral Assignment of Interest Rate Agreement
Exhibit H:     Form of Environmental Indemnity
Exhibit I:     Form of General Partner Guaranty
Exhibit J:     Form of Intercreditor Agreement
Exhibit K:     Intentionally Deleted
Exhibit L:     Form of Mortgage
Exhibit M:     Form of Note Assumption
Exhibit N:     Form of Thompson/Advisor Guaranty
Exhibit O:     Form of Opinion of Counsel to Borrower and Guarantor
Exhibit O-1:   Form of Opinion of Local Counsel
Exhibit P:     Form of Certificate
Exhibit P-1:   Form of Manager's Certificate for delivery on date of
               Advance for a Mortgaged Property
Exhibit Q:     Survey Requirements and Certification Form
Exhibit R:     Form of Subordination Non-Disturbance and Attornment Agreement
Exhibit S:     Form of Tenant Estoppel
Exhibit T:     Form of Assignment and Assumption Agreement

                                CREDIT AGREEMENT

     CREDIT AGREEMENT (this "AGREEMENT") dated as of January 31, 2003, by and among G REIT, L.P., a Virginia limited partnership, having an address at 1551 North Tustin Avenue, Suite 650, Santa Ana, California 92705 ("BORROWER"), the lenders listed on Exhibit A attached hereto, as amended from time to time (each a "LENDER" and collectively, the "LENDERS") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, having an address at 135 South LaSalle Street, Chicago, Illinois 60604, as agent for the Lenders (the "AGENT").

                                  WITNESSETH:

     WHEREAS, the Agent has agreed to underwrite and arrange a credit facility in the amount of up to $25,000,000 on behalf of Borrower; and

     WHEREAS, Borrower's obligations under the Agreement will be secured by a lien on the Collateral; and

     WHEREAS, in consideration of the representations, warranties, covenants and agreements of Borrower set forth herein and in the Loan Documents, the Lenders are willing to establish the credit facility upon the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.

                           DEFINITIONS, CONSTRUCTION

SECTION 1.1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     "ACQUISITION COSTS" means the purchase price paid by an Executing Subsidiary with respect to each Mortgaged Property, plus reasonable and customary closing costs paid to third parties up to an aggregate of three percent (3%) of the purchase price, in addition to a three percent (3%) acquisition fee payable to Advisor, all approved by Agent (which approval shall not be unreasonably withheld, conditioned or delayed).

     "ACTUAL DEBT SERVICE COVERAGE RATIO" means, with respect to all Mortgaged Properties, the ratio of Net Operating Income to Debt Service allocable to Advances made for Permitted Purposes with respect to the Mortgaged Properties computed on the basis of a twenty-five (25) year amortization schedule and a rate of interest equal to the actual rate of interest charged for all Advances then outstanding plus scheduled principal payments.

     "ADDITIONAL PROPERTY" means any property which Borrower desires to add to the Collateral Pool and with respect to which has submitted to Agent a FIRREA Appraisal and all other documentation and information requested by Agent.

     "ADJUSTED EURODOLLAR RATE" means, with respect to each Eurodollar Rate Interest Period, the rate obtained by dividing (i) the Eurodollar Rate for such Eurodollar Rate Interest Period by (ii) a percentage equal to one (1) minus the stated maximum rate (stated as a decimal) of all reserves required to be maintained against "eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit for other assets that includes loans by a non-United States office of the Agent to United States residents) or by any other Requirement of Law relating to reserve or capital adequacy requirements.

     "ADVANCE" has the meaning provided in Section 2.1(a).

     "ADVISOR" means Triple Net Properties, LLC, a Virginia limited liability company.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, whether through the ownership of voting securities, by contract, or otherwise. A Person shall be deemed to control a corporation, limited partnership or limited liability company if such Person possesses, directly or indirectly, (i) fifty percent (50%) or more of the beneficial interests in such corporation, limited partnership or limited liability company or (ii) the power to direct or cause the direction of the management and policies of such corporation, through the ownership of voting securities, partnership or membership interests or by contract or otherwise.

     "AGENT" means LaSalle Bank National Association, in its capacity as agent for the Lenders hereunder, or such successor Agent as may be appointed pursuant to Section 7.10 of this Agreement.

     "AGREEMENT ADVANCES" has the meaning provided in this Section 1.1, "Maximum Availability Amount".

     "AGREEMENT" means this Agreement, as amended, supplemented, or modified from time to time.

     "APPLICABLE BASE RATE" means the Prime Rate.

     "APPLICABLE EURODOLLAR RATE" means the Adjusted Eurodollar Rate plus the applicable Eurodollar Spread.

     "APPLICABLE RATE" has the meaning provided in Section 2.6.

     "APPRAISED VALUE" means, with respect to any Mortgaged Property, the "as-is" value of such Mortgaged Property determined by a FIRREA Appraisal.

     "ASSIGNMENT AND SUBORDINATION OF ADVISORY AGREEMENT" means that certain Assignment and Subordination of Advisory Agreement, substantially in the form attached hereto as Exhibit D, executed by Borrower and Advisory in favor of Agent, as the same may be amended, modified or otherwise supplemented from time to time.

     "ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT" means each Assignment and Subordination of Management Agreement, substantially in the form attached hereto as Exhibit E, executed by an Executing Subsidiary and Property Manager in favor of Agent, with respect to a Mortgaged Property, as the same may be amended, modified or otherwise supplemental from time to time.

     "ASSIGNMENT OF LEASES AND RENTS" means each Assignment of Leases and Rents, substantially in the form attached hereto as Exhibit F attached hereto, executed by an Executing Subsidiary, as assignor, in favor of Agent, as assignee, for each Mortgaged Property, as the same may be amended, modified or otherwise supplemented from time to time.

     "AUTHORIZED REPRESENTATIVE" means the President and Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of General Partner.

     "BANKRUPTCY CODE" has the meaning provided in Section 6.1(g).

     "BASE RATE ELECTION" has the meaning provided in Section 2.6(b).

     "BORROWER" has the meaning set forth in the introductory paragraph to this Agreement.

     "BORROWING BASE LOAN AMOUNT" has the meaning provided in Section 3.2(d).

     "BUSINESS DAY" means any day excluding Saturday, Sunday, and any other day on which banks are required or authorized to close in Chicago or on which trading is not carried on by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

     "CLOSING DATE" means the date of the first Advance.

     "CODE" means, the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

     "COLLATERAL ASSIGNMENT OF INTEREST RATE AGREEMENT" means that certain Collateral Assignment of Interest Rate Protection Agreement, substantially in the form attached hereto as Exhibit G, executed by Borrower in favor of Agent, as the same may be amended, modified or otherwise supplemented from time to time.

     "COLLATERAL POOL" means, collectively, the Mortgaged Properties and the proceeds thereof, and all other property and interests in property now owned or hereafter acquired by an Executing Subsidiary (expressly excluding all other entities) and upon which a Lien has been or is purported or intended to have been granted in favor of the Agent.

     "COMMITMENT" has the meaning provided in Section 2.1(b).

     "COMMITMENT FEE" has the meaning provided in Section 2.19(a).

     "COMPLIANCE CERTIFICATE" has the meaning provided in Section 5.2(e).

     "CONTRACTUAL OBLIGATION" means as to any Person, any material provision of any security issued by such Person or of any agreement, instrument, or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "CREDIT EXPOSURE" has the meaning provided in Section 8.12.

     "DEBT SERVICE" means for any period the sum of (i) all interest obligations accrued on all Indebtedness of Borrower and its Subsidiaries, (ii) all payments of principal required to be made with respect to any Indebtedness of Borrower and its Subsidiaries during such period, and (iii) all other payments required to be made in respect of any Indebtedness of Borrower and its Subsidiaries.

     "DECISIONS" has the meaning provided in Section 7.14.

     "DEFAULT" means any condition or event that, with the giving of notice or the lapse of time or both, would constitute an "Event of Default" hereunder or under the Promissory Notes or the other Loan Documents.

     "DEFAULT RATE" means the Base Rate plus four percent (4%), regardless of whether a Eurodollar Rate Election would otherwise then be in effect, and regardless of whether the Rate Reduction Conditions had theretofore been satisfied.

     "DEPOSITORY ACCOUNTS" means any operating account set up and maintained by Borrower or an Executing Subsidiary with Agent.

     "DOLLAR" and the sign "$" each mean lawful currency of the United States of America.

     "ENVIRONMENT" means soil, surface waters, groundwaters, land, stream, sediments, surface or subsurface strata and ambient air.

     "ENVIRONMENTAL DISCHARGE" means any discharge of pollutants or effluent into any aquifer or water source or system (whether naturally occurring or man made), gaseous emissions (including, without limitation, air emissions), particulate emissions and noise emissions, in each case, in violation of any Relevant Environmental Law.

     "ENVIRONMENTAL INDEMNITY" means that certain Environmental Indemnity, substantially in the form attached hereto as Exhibit H, to be executed by Borrower and Guarantors in favor of the Agent, as the same may be amended, modified or otherwise supplemented from time to time.

     "EQUITY REQUIREMENT" has the meaning provided in Section 3.2.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA AFFILIATE" means each trade or business (whether or not incorporated) that together with Borrower or a Subsidiary of Borrower would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA.

     "ESTOPPEL" has the meaning provided in Section 3.1(b)(xvi).

     "EURODOLLAR RATE" means the rate for deposits in Dollars for a period comparable to the relevant Eurodollar Rate Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. London time two (2) Business Days preceding the first day of the relevant Eurodollar Rate Interest Period, or, if Telerate Page 3750 is unavailable at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and time; provided, however, that if Agent determines that the relevant foregoing sources are unavailable for any Eurodollar Rate Interest Period, "EURODOLLAR RATE" means the rate of interest determined by Agent (in accordance with its customary general practice) to be the arithmetic average (rounded upward, if necessary, to the nearest 1/100 of 1%) of the per annum rates at which deposits in immediately available and freely transferable funds in Dollars are offered by Agent (at approximately 11:00 a.m., Chicago time, three (3) Business Days prior to the first day of such Eurodollar Rate Interest Period) to prime banks in the London interbank Eurodollar market for delivery on the first day of such Eurodollar Rate Interest Period, such deposits being for a period of time equal or comparable to such Eurodollar Rate Interest Period and in an amount equal to or comparable to the principal amount of the Advance to which such Eurodollar Rate Interest Period relates. Each determination of the Eurodollar Rate by Agent shall, in the absence of manifest error, be conclusive and binding.

     "EURODOLLAR RATE ELECTION" has the meaning provided in Section 2.6(b).

     "EURODOLLAR RATE INTEREST PERIOD" has the meaning provided in Section 2.7.

     "EURODOLLAR SPREAD" means two and 50/100 (2.50%), provided that, if Mortgagor satisfies the Rate Reduction Conditions and during the time such Rate Reduction Conditions remain satisfied, then "EURODOLLAR SPREAD", when used to calculate the rate of interest applicable to portions of Advances funded shall mean two and 25/100 percent (2.25%).

     "EVENT OF DEFAULT" has the meaning provided in Section 6.1.

     "EXECUTING SUBSIDIARY" means each Subsidiary of Borrower which delivers a Mortgage to Agent in accordance with the terms of this Agreement.

     "FEDERAL FUNDS RATE" means, for any day of determination, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal Funds transacted with members of the Federal Reserve System arranged by Federal Funds brokers on such date, as published by the Federal Reserve Bank of Chicago on the Business Day next succeeding such day, provided that (x) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (y) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

     "FINANCING STATEMENTS" means UCC Financing Statements made by an Executing Subsidiary, as debtor, in favor of the Agent, as secured party, covering all fixtures, equipment and personal property of such Executing Subsidiary at the applicable Mortgaged Property.

     "FIRREA APPRAISAL" means an appraisal obtained by Agent at Borrower's expense and conforming in all respects with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, 12 USC 1811, and which such appraisal shall be obtained with respect to each Mortgaged Property (i) prior to the making of the first Advance to fund Permitted Purposes with respect to such Mortgaged Property, in order to determine the Loan to Value Ratio of such Mortgaged Property and (ii) not more than once in any twelve (12) month period thereafter.

     "FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT" has the meaning provided in
Section 8.13.

     "GAAP" means generally accepted accounting principles as in effect at the time of application applied on a consistent basis.

     "GENERAL PARTNER" means G REIT Inc., a Virginia corporation, the general partner of Borrower.

     "GENERAL PARTNER GUARANTY" means that certain Unconditional Guaranty, substantially in the form attached hereto as Exhibit I, executed by General Partner in favor of Agent and the Lenders, as the same way be amended, modified or otherwise supplemented from time to time.

     "GOVERNMENTAL ACTS" has the meaning provided in Section 2.17(g).

     "GOVERNMENTAL AUTHORITY" means any nation and any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including, but not limited to, the Federal Reserve Board, any Federal Reserve Bank, any other central banking authority, or any agency or subdivision thereof.

     "GUARANTEE OBLIGATION" means, as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the Guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the Guaranteeing Person has issued reimbursement, counterindemnity, or similar obligation, in either case guaranteeing any Indebtedness, leases, dividends, or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the Guaranteeing Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities, or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any Guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such

Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such Guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by Agent in good faith.

     "GUARANTORS" means individually, and collectively, General Partner, Advisor and Thompson.

     "GUARANTY" means either or both of the General Partner Guaranty and the Thompson/Advisor Guaranty.

     "HAZARDOUS MATERIALS" means any substance in quantities and/or form:

     (a) the presence of which requires or shall hereafter require notification, investigation or remediation under any Relevant Environmental Law; or

     (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any Relevant Environmental Law, including without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds, or which contains polychlorinated biphenyls or asbestos or urea formaldehyde foam insulation, or which contains or emits radioactive particles, waves or material, including radon gas; or

     (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated under any Relevant Environmental Law or by any Governmental Authority; or

     (d) pursuant to applicable Relevant Environmental Laws, the presence of which on the Mortgaged Property causes or threatens to cause a nuisance upon the Mortgaged Property or adjacent properties; or poses or threatens to pose a hazard to the Mortgaged Property or to the health or safety of persons or property on or about the Mortgaged Property, including, without limitation, mold, mycotoxins and microbial matter (whether naturally occurring or otherwise).

     "IMPUTED DEBT SERVICE COVERAGE RATIO" means, with respect to each Mortgaged Property, the ratio of Net Operating Income to Debt Service allocable to Advances made for Permitted Purposes with respect to such Mortgaged Property, computed on the basis of a twenty-five (25) year amortization schedule and a rate of interest per annum equal to the greater of (i) the Treasury Rate then in effect plus two and 75/100 percent (2.75%), (ii) eight percent (8%), and (iii) the actual rate of interest charged with respect to the Advance for such Mortgaged Property.

     "INDEBTEDNESS" of any Person means as of the date of any determination thereof:

     (a) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes, or other similar instruments);

     (b) all rental or other obligations under leases required to be capitalized under GAAP;

     (c)  all Guarantee Obligations of such Person;

     (d) liabilities resulting from all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements determined on a consolidated basis for all such payment obligations; and

     (e) indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed.

     "INDEBTEDNESS" shall expressly exclude indebtedness of Subsidiaries of Borrower to Borrower.

     "INDEMNIFIED LOSS" has the meaning provided in Section 8.23.

     "INDEMNIFIED PARTY" has the meaning provided in Section 8.23.

     "INTELLECTUAL PROPERTY" has the meaning provided in Section 4.12.

     "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, substantially in the form attached hereto as Exhibit J, executed by Agent and the applicable subordinate mortgagee with respect to a subordinate mortgage placed upon any Mortgaged Property by the Executing Subsidiary, as the same may be amended, modified or otherwise supplemented from time to time.

     "INTEREST RATE AGREEMENT" means any interest rate protection agreement Borrower enters into with respect to the Loan.

     "LEASES" means all leases, licenses and other arrangements pursuant to which any Person has the right or option to occupy or use any portion of any Mortgaged Property, and shall include all right, title and interest to receive all rent and other revenue thereunder, and shall include all guaranties of the obligations of all such Persons.

     "LENDER" or "LENDERS" has the meaning set forth in the introductory paragraph of this Agreement, and any successors and assigns, provided that any Lender(s) not specified on Exhibit A at the time of execution hereof must meet the requirements set forth in Section 8.12 below applicable to a Participant or
Section 8.13 as a Purchasing Lender.

     "LENDING OFFICE" means, with respect to any of the Lenders, the branch or branches (or affiliate or affiliates) from which any of such Lender's Advances are made or maintained and for the account of which all payments of principal of, and interest on, such Lender's Advances are made, as designated in writing from time to time to the Agent and Borrower.

     "LETTER OF CREDIT" has the meaning provided in Section 2.17(a).

     "LETTER OF CREDIT COLLATERAL" has the meaning provided in Section 6.6.

     "LETTER OF CREDIT COLLATERAL ACCOUNT" has the meaning provided in
Section 6.6.

     "LETTER OF CREDIT DOCUMENTS" has the meaning provided in Section 2.18(a).

     "LETTER OF CREDIT FEE" has the meaning provided in Section 2.19(c).

     "LETTER OF CREDIT USAGE" means at any time, without duplication, the sum of
(i) the aggregate maximum amount available to be drawn under the Letters of Credit then outstanding, assuming compliance with all requirements referred to therein, and (ii) the aggregate amount of Borrower's unpaid obligations under this Agreement in respect of drawings under the Letters of Credit not then reimbursed by Borrower.

     "LIEN" means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien, charge, or deposit arrangement or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease, or other title retention agreement relating to such asset or the filing of any financing statement under the UCC or comparable law.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Promissory Notes, the Guaranty, all Assignments of Leases and Rents, all Mortgages, all Financing Statements, the Environmental Indemnity, the Collateral Assignment of Interest Rate Agreement, the Interest Rate Agreement, the Assignment and Subordination of Advisory Agreement, all Assignments and Subordinations of Management Agreement, the Note Assumptions, the Letter of Credit Documents and all other documents, certificates, affidavits and other instruments executed and delivered by Borrower and/or its Affiliates pursuant thereto or in connection therewith, as each of the same may be amended, modified or otherwise supplemented from time to time.

     "LOAN TO VALUE RATIO" means the ratio of the amount of all outstanding Aggregate Advances to the aggregate appraised value of the Mortgaged Properties, to be determined not more frequently than once in any twelve month period, with reference to FIRREA Appraisals.

     "LOSS" has the meaning provided in Section 7.16(c).

     "MAJOR ACTION" means any action, suit or proceeding or any governmental investigation or arbitration which, if adversely determined, could result in liability to Borrower or an Executing Subsidiary in an amount exceeding $100,000, unless Borrower's insurance carrier has expressly acknowledged liability therefor in writing.

     "MAJOR LEASE" means, with respect to any Mortgaged Property, any Lease for over the lesser of (x) 5,000 rentable square feet or (y) ten percent (10%) of the gross leaseable area of such Mortgaged Property.

     "MATERIAL ADVERSE CHANGE" means any change, event or circumstance which could have a material adverse effect on (i) the transactions contemplated by this Agreement, the Promissory Notes, or any Loan Documents, including, without limitation, Borrower's, Guarantors' or any of the Executing Subsidiaries' ability to perform any of their obligations under this Agreement or any of the other Loan Documents or (ii) the business, condition (financial or otherwise), prospects or results of operation of Borrower, Guarantors or any of the Executing Subsidiaries, or any of the Mortgaged Properties, in each case determined by Agent in its discretion.

     "MATURITY DATE" means January 30, 2006.

     "MAXIMUM AVAILABILITY AMOUNT" means, as of any date of determination, the maximum amount of the aggregate of all outstanding and requested Advances and all outstanding and requested Letters of Credit (collectively, the "AGGREGATE ADVANCES") which would not cause (x) the Loan to Value Ratio to exceed 0.65 to 1; provided, however, if the Minimum Pool Conditions are not then satisfied, the Aggregate Advances shall not cause the Loan to Value Ratio to exceed 0.5 to 1, or (y) the Imputed Debt Service Coverage Ratio for the Mortgaged Properties to exceed 1.40 to 1; provided, however, if the Minimum Pool Conditions are not then satisfied, the Aggregate Advances shall not cause the Imputed Debt Service Coverage Ratio to exceed 1.65 to 1.

     "MINIMUM POOL CONDITIONS" means that (i) the Collateral Pool contains at least three (3) Mortgaged Properties, and (ii) the Maximum Availability Amount is at least $8,000,000.00.

     "MORTGAGED PROPERTIES" means, collectively, all of the properties constituting a Mortgaged Property.

     "MORTGAGED PROPERTY" means any property encumbered from time to time by a Mortgage.

     "MORTGAGE" means those certain Mortgages, Security Agreements, Assignments of Leases and Rent and Fixture Filings, substantially in the form attached hereto as Exhibit L, to be delivered by an Executing Subsidiary in favor of Agent and covering each of the Mortgaged Properties, as the same may be amended, modified, or otherwise supplemented from time to time.

     "NET OPERATING INCOME" means, (i) the gross revenues derived from (x) Leases in effect with respect to a Mortgaged Property and (y) other recurrent items of revenue derived from a Mortgaged Property in the ordinary course of business, less (ii) all out-of-pocket expenses and costs related to the ownership, operation, repair, maintenance of such property for such period (other than interest expense, depreciation and amortization), including the Property Management Fee and the Replacement Reserve, but excluding the cost of capital repairs and replacements not covered by the Replacement Reserve. The "Net Operating Income" of each Mortgaged Property shall be calculated with reference to the three (3) month period immediately preceding the month in which the calculation occurs.

     "NET WORTH" means, with respect to any Person, such Person's total assets and liabilities determined in accordance with GAAP.

     "NOTE ASSUMPTION" means an Assumption of Note in the form attached hereto as Exhibit M.

     "NOTICE OF BORROWING" has the meaning provided in Section 2.3.

     "NOTICE OF ISSUANCE" has the meaning provided in Section 2.17(a).

     "NOTIFYING LENDER" has the meaning provided in Section 2.12.

     "PARTICIPANT" has the meaning provided in Section 8.12.

     "PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of Borrower dated December 18, 2001.

     "PAYMENT OFFER" means the office of the Agent located at 135 South LaSalle Street, Chicago, Illinois 60604.

     "PERCENTAGE" means each Lender's percentage share of the Commitment as set forth on Exhibit A hereto.

     "PERMITTED ENCUMBRANCES" means, with respect to each of the Mortgaged Properties, all exceptions to title insurance coverage approved by Agent and set forth in the title insurance policies insuring the Mortgages covering such Mortgaged Properties as of the date such policies are issued and any subordinated mortgage pursuant to which Agent has entered into an Intercreditor Agreement with the subordinate mortgagee.

     "PERMITTED PURPOSES" means the payment of Acquisition Costs.

     "PERSON" means any, individual, partnership, firm, corporation, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any governmental or political subdivision or agency, department, or instrumentality thereof.

     "PLAN" means any multiemployer plan or single plan, as defined in Section 4001 and subject to Title IV of ERISA, which is maintained, or at any time during the five calendar years preceding the date of this Agreement was maintained, for employees of Borrower or a Subsidiary of Borrower or an ERISA Affiliate.

     "PRESENCE" means, when used in connection with Hazardous Materials, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

     "PRIME RATE" means such rate of interest as publicly announced by Agent at its office in Chicago from time to time as its prime rate.

     "PROMISSORY NOTES" means the promissory notes made by Borrower to each Lender substantially in the form attached hereto as Exhibit C.

     "PROPERTY MANAGEMENT FEE" means the greater of (x) three percent (3%) of gross rents for a particular Mortgaged Property or (y) the actual management fees paid by Borrower in connection with a Mortgaged Property.

     "PROPERTY MANAGER" means Triple Net Properties Realty, Inc., a California corporation.

     "PURCHASING LENDER" has the meaning provided in Section 8.13.

     "RATE REDUCTION CONDITIONS" means (i) no Default shall have occurred under any of the Loan Documents for which a notice has been given and remains uncured, (ii) no Event of Default shall have occurred and be continuing, (iii) Borrower has a minimum Net Worth of $50,000,000, and (iv) Borrower shall be in full compliance with each of the covenants set forth in Article V below for at least six (6) consecutive months.

     "REGULATION D", "REGULATION T", "REGULATION U" AND "REGULATION X" mean Regulation D, Regulation T, Regulation U and Regulation X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

     "RELEVANT ENVIRONMENTAL LAWS" means all Requirements of Law and all other applicable Federal, state and local environmental statutes, regulations, rules, ordinances, codes, licenses, permits, approvals, plans, authorizations, guidelines, concessions, franchises, orders and similar items, and rules of common law (whether now existing or hereafter enacted or promulgated and whether now contemplated, anticipated or foreseeable or not) of all courts and Governmental Authorities, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to or the protection of the Environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "REPLACEMENT RESERVE" means a reserve of $0.20 per rentable square foot of a particular Mortgaged Property for capital repairs and replacements.

     "REQUIRED LENDERS" means the Lenders holding at least 66-2/3% of the Commitment.

     "REQUIRED TENANTS" has the meaning provided in Section 3.1(b)(xv).

     "REQUIREMENT OF LAW" means, as to any Person, the certificate of incorporation and by-laws, certificate of partnership and partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "SNDA" has the meaning provided in Section 3.1(b)(xv).

     "SPECIFIED COVENANTS" has the meaning provided in Section 6.1(b).

     "SUBORDINATE MORTGAGEE" shall mean any Person who enters into an Intercreditor Agreement with Agent.

     "SUBSIDIARY" of any Person means a corporation, partnership, limited liability company or other entity of which a majority of the outstanding shares of stock (or beneficial interests) of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

     "TAXES' has the meaning provided in Section 2.16.

     "THOMPSON" means Anthony W. Thompson.

     "THOMPSON/ADVISOR GUARANTY" means that certain Unconditional Guaranty, substantially in the form attached hereto as Exhibit N, executed by Thompson and Advisor in favor of Agent, as the same may be amended, modified or otherwise supplemented from time to time.

     "TOTAL ASSETS" means, with respect to Borrower, the total value of Borrower's assets determined in accordance with GAAP.

     "TREASURY RATE" means the weekly average auction rate on U.S. Treasury bonds with a maturity of ten (10) years, as published in the Federal Reserve Bulletin and made available each week by the Federal Reserve Board in Statistical Release H.15(519).

     "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

     "USE REQUIREMENTS" means any and all building codes or permits, certificates of occupancy or compliance, restrictions of record, easements, reciprocal easements or other agreements, subdivision, zoning, wetlands protection, or land use laws or ordinances and any and all applicable rules or regulations of any Governmental Authority affecting any part of any Mortgaged Property.

SECTION 1.2 ACCOUNTING TERMS AND DETERMINATION. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be, prepared, and all financial records shall be maintained in accordance with GAAP.

SECTION 1.3. OTHER DEFINITIONAL TERMS. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, schedule, exhibit, and like references are to this Agreement unless otherwise specified. References to agreements, instruments, documents, statutes, and regulations include all amendments, supplements, and modifications thereof as may be in effect from time to time.

                                  ARTICLE II.

                               AMOUNTS AND TERMS

SECTION 2.1    COMMITMENT.

     (a) Subject to and upon the terms and conditions herein set forth, each Lender, severally and not jointly, agrees to (i) make loans (each an "ADVANCE" and collectively, the "ADVANCES") to Borrower pro rata in accordance with such Lender's Percentage from time to time on and/or after the Closing Date, and (ii) issue Letters of Credit to Borrower pro rata in accordance with such Lender's Percentage from time to time on and/or after the Closing Date in accordance with the terms and conditions of Sections 2.17.2.18 and 2.19

     (b) The Advances made pursuant hereto by the Lenders, together with the Letter of Credit Usage at such time, shall not exceed an aggregate principal amount outstanding at any one time of the lesser of (i) Twenty-Five Million and No/100 Dollars) $25,000,000.00), less prepayments by Borrower of Advances made hereunder (the "COMMITMENT") and the (ii) the Maximum Availability Amount. There may not be more than one (1) Advance made on any day. Within the foregoing limits and subject to the conditions set out in this Agreement, Borrower may borrow Advances under this Section 2.1 and repay Advances under
Section 2.8, but in no event may Borrower reborrow Advances except as otherwise expressly permitted by this Agreement.

     (c) The aggregate principal amount of each Advance hereunder shall be not less than $500,000.

SECTION 2.2.  ADVANCES.

     (a) The Lenders will make Advances of the Loan for (and only for) the Permitted Purpose subject to and in accordance with the terms and conditions of this Agreement, including, without limitation, subject to satisfaction of all conditions precedent to Advances set forth herein.

     (b) The initial Advance of the loan proceeds will be made upon satisfaction of the conditions set forth in Article III of this Agreement, and all subsequent Advances shall be made no more frequently than monthly thereafter. Notwithstanding the foregoing, Borrower may obtain not more than one (1) additional Advance per month in connection with the closing of the acquisition of one or more Mortgaged Properties.

SECTION 2.3.  NOTICES OF BORROWING.

     (a) Whenever Borrower desires to receive an Advance hereunder, it shall give the Agent at least three (3) Business Days' prior written notice of the proposed Advance to be made hereunder, such notice to be given prior to 10:00 a.m. (Chicago time) on the date specified. Each such notice (each a "NOTICE OF BORROWING") shall be in the form of Exhibit B, be irrevocable and shall specify the principal amount of the Advance to be made and the date (which shall be a Business Day) of the Advance. No Notice of Borrowing shall be effective unless it is accompanied by evidence satisfactory to Agent that all of the conditions to an Advance set forth in Article III hereof have been satisfied.

     (b) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice received from an Authorized Representative to the Agent and the Lenders may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute Agent's record of the terms of such telephonic Notice of Borrowing, except to the extent contradicted by Borrower's subsequent written confirmation received prior to Agent and the Lenders having irrevocably acted in reliance on the telephonic Notice of Borrowing.

SECTION 2.4. DISBURSEMENT OF FUNDS. Agent shall promptly (but in no event less than two (2) Business Days prior to the date of the Advance) notify each Lender of its Percentage of each Advance and the date of such Advance. On the date so specified, each Lender shall make available to Agent at the Payment Office no later than 11:00 a.m. (Chicago time) in immediately available funds an amount equal to such Lender's Percentage of such Advance. No later than 1:00 p.m. (Chicago time) on the date of each Advance, Agent will make available to Borrower at the Payment Office the full amount of the Advance.

SECTION 2.5. PROMISSORY NOTES; COLLATERAL.

     (a) Borrower's obligation to pay the principal of, and interest on, the Advances made by each Lender shall be evidenced by one or more Promissory Notes in the face amount of each such Lender's Percentage of the Commitment, with blanks as to payee, date and principal amount appropriately completed. The determination by Agent of the amount of principal outstanding hereunder or under any Promissory Note shall, except for patent error, be final, conclusive and binding upon Borrower for all purposes.

     (b) Each borrowing, prepayment and reborrowing hereunder shall be recorded by Agent; provided, however, that no failure to make or any error in making a recordation of an Advance shall in any way limit, affect or modify the obligation of Borrower to repay any obligations, or the rights of Agent and the Lenders to any amounts due under this Agreement, the Loan Documents or the Promissory Notes.

     (c) Except as otherwise set forth in the Loan Documents, each item of Collateral shall secure the payment and performance of all indebtedness and obligations of Borrower under this Agreement, including without limitation, any increased cost under Section 2.13 hereof, and each other Loan Document.

SECTION 2.6. INTEREST ON ADVANCES.

     (a) The unpaid principal amount of each Advance shall bear interest at a rate per annum equal to the Applicable Rate. Notwithstanding the foregoing, in no event will the Applicable Rate ever be less than four and 15/100 percent (4.15%) per annum. The "APPLICABLE RATE" with respect to each Advance shall be the Applicable Eurodollar Rate, provided that, if Borrower makes a Base Rate Election, the Applicable Rate shall mean the Applicable Base Rate. Notwithstanding the foregoing, interest on each Advance shall accrue from and including the date of such Advance to but excluding the date of any repayment thereof and shall be payable as follows:

          (i) with respect to Advances bearing interest at the Applicable Base Rate, interest shall be payable (x) in arrears on the first day of each calendar month at all times while any such Advances are outstanding, (y) at maturity (whether by acceleration or otherwise), and (z) after maturity, on demand; and

          (ii) with respect to Advances bearing interest at the Applicable Eurodollar Rate, interest shall be payable (x) in arrears on the first day of each calendar month while any such Advances are outstanding and on the last day of such Eurodollar Rate Interest Period, (y) at maturity and (z) after maturity (whether by acceleration or otherwise), on demand.

     (b) Borrower may elect from time to time to have the Applicable Base Rate apply to any Advance by giving Agent written notice thereof in a Notice of Borrowing (a "BASE RATE ELECTION").

     (c) If a Default or Event of Default exists hereunder, the Applicable Rate shall mean the Default Rate. Additionally, overdue principal and, to the extent permitted by law, overdue interest in respect of each Advance, and all other overdue amounts owing hereunder, shall bear interest for each day that such amounts are overdue at a rate per annum equal to the Default Rate.

     (d) Agent, upon determining the Applicable Eurodollar Rate for any applicable Eurodollar Interest Rate Period, shall promptly notify by telephone (confirmed in writing) or in writing Borrower thereof.

SECTION 2.7    EURODOLLAR RATE.    If an Advance bears interest at the
Applicable Eurodollar Rate in accordance with the terms hereof, an interest period (each a "EURODOLLAR RATE INTEREST PERIOD") shall be applicable thereto, which shall be a period of up to three (3) months as selected by Borrower in the Notice of Borrowing for such Advance, provided that:

     (a) the initial Eurodollar Rate Interest Period for any Advance shall commence on the date of such Advance;

     (b) at the end of the initial Eurodollar Rate Interest Period, and each subsequent Eurodollar Rate Interest Period for any Advance, Borrower shall be permitted to select an additional Eurodollar Rate Interest Period for such Advance by delivering a written notice thereof to Agent at any time prior to 12:00 Noon (Chicago time) on the third Business Day prior to the expiration of the then-current Interest Period applicable to such Advance, provided that if no Eurodollar Rate Interest Period selection is delivered to Agent by such time, Borrower shall be deemed to have selected the existing Eurodollar Rate Interest Period for such Advance of one month;

     (c) if a Eurodollar Rate Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Rate Interest Period shall expire on the next succeeding Business Day, provided that if any Eurodollar Rate Interest Period in respect of an Advance (other than an Advance referred to in Section 2.12(b)(ii) or Section 2.13(b)(ii)) would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

     (d) any Eurodollar Rate Interest Period in respect of an Advance which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) below, end on the last Business Day of a calendar month;

     (e) no Eurodollar Rate Interest Period shall extend beyond the Maturity Date; and

     (f) there shall be no more than eight (8) Eurodollar Rate Interest Periods in effect at any time.

SECTION 2.8.   PREPAYMENTS OF ADVANCES.

     (a) Borrower may prepay all outstanding Advances, any one Advance or any portion of an Advance on any Business Day without penalty, premium or additional charge, except as set forth in Section 2.15 hereof; provided that such prepayment shall be at least equal to the lesser of $100,000 or the outstanding amount of such Advance. Upon five (5) days' written notice to Agent, Borrower may terminate the Commitment by prepaying all outstanding Advances and all other amounts and fees due to Agent and the Lenders under this Agreement and the other Loan Documents, including, without limitation, Section 2.15 hereof.

     (b)  Borrower shall be liable for all amounts payable pursuant to Section
2.15 with respect to a prepayment of an Advance on any date other than the last day of the Eurodollar Rate Interest Period related to such Advance.

SECTION 2.9. MATURITY DATE. Borrower shall repay to Agent, for the account of the Lenders, the unpaid principal amount of each Advance made by the Lenders hereunder, together with all accrued and unpaid interest thereon and any other sums due and payable to the Lenders hereunder or under the other Loan Documents on the Maturity Date.

SECTION 2.10.   PAYMENTS, ETC.

     (a) All payments under this Agreement shall be pro rated among the Lenders in accordance with their Percentages and, shall be made by Borrower, without defense, setoff, or counterclaim, to Agent not later than 12:00 noon (Chicago time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office and any funds received by Agent after such time shall, for all purposes of this Agreement, be deemed to have been paid on the next succeeding Business Day. Agent shall thereafter cause to be distributed to the Lenders, on the Business Day when paid, in like funds their Percentage of payments so received. In the event Agent fails to cause such funds to be distributed to any Lender on the same Business Day when paid (or deemed paid) to Agent, Agent shall pay interest to such Lender on such amounts at the Federal Funds Rate.

     (b) Whenever any payment to be made hereunder or under the Promissory Notes shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (unless a Eurodollar Rate Interest Period expires on the next preceding Business Day pursuant to Section 2.7(c), in which case the due date shall be the next preceding Business Day) and, with respect to payments of principal, interest thereon shall be payable at the Applicable Rate during such extension.

     (c) All computations of interest on the Advances shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by Agent of an interest rate or fee hereunder shall, except for patent error, be final, conclusive, and binding upon Borrower for all purposes.

     (d) Prior to the occurrence of an Event of Default, all payments and prepayments under this Agreement shall be applied as follows: (a) first, to fees, expenses, costs and other similar amounts then due and payable to Agent and the Lenders, including, without limitation any prepayment premium, exit fee or late charges due hereunder, (b) second, to accrued and unpaid interest on the outstanding Advances, (c) third, to the payment of principal due in the month in which the payment or prepayment is made, if any, (d) fourth, to any escrows, impounds or other amounts which may then be due and payable under the Loan Documents, (e) fifth, to any other amounts then due Agent and/or Lenders hereunder or under any of the Loan Documents, and (f) last, to the unpaid principal balance of the outstanding Advances in the inverse order of maturity. Any prepayment of Advances shall not extend or postpone the Maturity Date or reduce the amount of any subsequent monthly payment of principal and interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied by Agent to amounts owed hereunder and under the Loan Documents in such order as Agent shall determine, in its sole discretion.

SECTION 2.11. INTEREST RATE NOT ASCERTAINABLE, ETC. If Agent shall have determined (which determination shall, except for patent error, be final, conclusive and binding upon Borrower for all purposes) that on any date for determining the Applicable Eurodollar Rate for any Eurodollar Rate Interest Period, by reason of any circumstances affecting the interbank Eurodollar market, or Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Applicable Eurodollar Rate, then, and in any such event, Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, then (x) any Advance made hereunder shall bear interest at the Applicable Base Rate then in effect and (y) if any Advance affected is then outstanding, each such Advance shall immediately convert into an Advance bearing interest at the Applicable Base Rate then in effect.

SECTION 2.12.  ILLEGALITY.

     (a) If any Lender (a "NOTIFYING LENDER") shall have determined at any time that compliance by such Lender in good faith with any law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority adopted or becoming effective after the date hereof renders unlawful the making or continuance of any Advance, the notifying Lender shall give prompt notice (by telephone confirmed in writing) to Agent, and Agent to Borrower of such determination.

     (b)  Upon the giving of the notice to Agent and Borrower referred to in
Section 2.12(a) above, (i) Borrower's right to request and the Notifying Lender's obligation to make Advances shall be immediately suspended, and (ii) if the Notifying Lender's Advance affected is then outstanding, each such Advance shall immediately convert into an Advance bearing interest at the Applicable Base Rate, provided that, in such event, Borrower shall not be liable for any costs referred to in Section 2.15(ii) hereof resulting solely by reason of such conversion occurring prior to the last day of a Eurodollar Rate Interest Period.

SECTION 2.13.  INCREASED COSTS.

     (a) If, by reason of (x) after the date hereof, the implementation of or any change (including, without limitation, any change by way of imposition or increase of reserve or capital adequacy requirements) in, or in the interpretation by any Governmental Authority or any other recognized authority of, any law or regulation, or (y) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law) adopted or becoming effective after the date hereof:

          (i) any Lender (or its Lending Office) shall be subject to any tax, duty, or other charge, with respect to the Advances or its obligation to make Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on the Advances or its obligation to make Advances (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office imposed by the jurisdiction in which such Lender's principal executive office or Lending Office is located); or

          (ii) any reserve, special deposit, or similar requirement (including, without limitation, any reserve, special deposit, or similar requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Lender or its Lending Office shall be imposed or deemed applicable or any other condition affecting the Advances shall be imposed on such Lender or its Lending Office or the interbank Eurodollar market;

and as a result thereof there shall be any cost to such Lender of agreeing to make or maintain the Advances (except to the extent already included in the determination of the Applicable Eurodollar Rate for the Advances), or there shall be a reduction in the amount received or receivable by such Lender or its Lending Office, then Borrower shall from time to time, upon written notice and demand by Agent, pay to Agent for the account of such Lender, within five (5) Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost and setting forth in reasonable detail the reason for the adjustment and the calculation thereof, submitted to Borrower and Agent by such Lender, shall, except for patent error, be final, conclusive, and binding for all purposes. In the event that a Lender becomes aware of the imposition of a cost to such Lender or a reduction in the amount to be received or receivable by such Lender or its Lending Office which is an additional cost pursuant to this Section 2.13, such Lender shall notify Agent and Borrower in writing of such imposition or reduction. With respect to costs or reductions incurred by a Lender pursuant to this Section 2.13 relating to any period in which the Commitment is in effect, the provisions of this
Section 2.13 shall survive the termination of this Agreement and the payment of the Promissory Notes and all other amounts payable hereunder.

     (b) If the Lenders shall notify Borrower in writing that at any time, because of the circumstances described in clause (x) or (y) in Section 2.13(a) or any other circumstances arising after the Closing Date and relating to any period in which the Commitment is in effect affecting the Lenders or the interbank Eurodollar market or the Lenders' position in such market, the Applicable Eurodollar Rate, as determined by Agent, will not adequately and fairly reflect the cost to the Lenders of funding Advances subject to such rate, then thereafter:

          (i) any Advance made hereunder shall bear interest at the Applicable Base Rate; and

          (ii) if the affected Advance is then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's written notice to the Lenders, convert each such Advance into an Advance bearing interest at the Applicable Base Rate, provided that in such event, Borrower shall not be liable for any costs referred to in Section 2.15(ii) hereof resulting solely by reason of such conversion occurring prior to the last day of a Eurodollar Rate Interest Period.

SECTION 2.14. CHANGE OF LENDING. Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to its Advances affected by the matters or circumstances described in Sections 2.11, 2.12 or
2.13 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion.

SECTION 2.15. FUNDING LOSSES. Borrower shall compensate each Lender, upon such Lender's written request to Agent and Agent's delivery thereof to Borrower (which request shall set forth the basis for requesting such amounts and which request shall, absent patent error, be final, conclusive, and binding upon Borrower for all purposes), for all losses, expenses, and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Advances to the extent not recovered by such Lender in connection with the re-employment of such funds), which such Lender may sustain: (i) if for any reason (other than a default by such Lender) an Advance does not occur on the date specified therefor in a Notice of Borrowing (whether or not withdrawn); (ii) if any repayment of any Advance occurs on a date which is not the last day of a Eurodollar Rate Interest Period applicable to such Advance; or (iii) if, for any reason, Borrower defaults in its obligation to repay any Advances when required by the terms of this Agreement. With respect to losses, expenses and liabilities which a Lender may sustain as described in this Section 2.15 relating to any period in which the Commitment is in effect, the provisions of this Section 2.15 shall survive the termination of this Agreement and the payment of the Promissory Notes and all other amounts payable hereunder.

SECTION 2.16. TAXES. All payments made by Borrower under this Agreement and the Promissory Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding in the case of each Lender, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on such Lender as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Lender (excluding a connection arising solely from such Lender having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement or the Promissory Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "TAXES"). If any Taxes are required to be withhold from any amounts payable to any Lender hereunder or under the Promissory Notes, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the appropriate Promissory Note. Whenever any Taxes are payable by Borrower pursuant to applicable law, as promptly as possible thereafter Borrower shall send to Agent a certified copy of an original official receipt received by Borrower showing payment thereof. If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Borrower shall indemnify, defend and hold harmless Agent and each Lender for any incremental taxes, interest, or penalties that may become payable by Agent or any Lender as a result of any such failure. With respect to any obligations of Borrower pursuant to this Section 2.16 relating to any period in which the Commitment is in effect, the agreements in this Section 2.16, as they apply to any Advance, shall survive the termination of this Agreement and the payment of the Promissory Notes and all other amounts payable hereunder.

SECTION 2.17. LETTERS OF CREDIT.
              -----------------

     (a) Borrower shall give Agent written notice (a "NOTICE OF ISSUANCE") in the event that it desires to have any Letters of Credit (each, a "LETTER OF CREDIT") issued hereunder no later than 1:00 p.m. Chicago time at least three
(3) Business days prior to the date of such issuance. Each such notice shall specify (i) the aggregate amount of the requested Letters of Credit, (ii) the individual amount of each requested Letter of Credit and the number of Letters of Credit to be issued, (iii) the date of such issuance (which shall be a Business Day), (iv) the name and address of the beneficiary, (v) the expiration date(s) of the Letter(s) of Credit (which in no event shall be later than the Maturity Date), (vi) the purpose and circumstances for which each such Letter of Credit being issued, and (vii) the terms upon which each such Letter of Credit may be drawn down (which terms shall not leave any discretion to Agent). No later than 1:00 p.m. Chicago time on the date that is three (3) Business Days prior to the date of issuance, Borrower shall also specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require Agent, on behalf of the Lenders, to make a payment under the Letter of Credit; provided that Agent may, in its reasonable judgment, require changes in any such documents and certificates in conformity with changes in customary and commercially reasonable practice or law and provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the following Business Day that such draft is presented if such presentation is made later than 10:00 a.m. Chicago time (except that if the beneficiary of any Letter of Credit requests at the time of the issuance of its Letter of Credit that payment be made on the same Business Day against a conforming draft, such beneficiary shall be entitled to such a same day draw, provided such draft is presented to Lender no later than 10:00 p.m. Chicago time and provided further that, prior to the issuance of such Letter of Credit, Borrower shall have requested to Agent that such beneficiary shall be entitled to a same day draw). In determining whether to pay on such Letter of Credit, Agent shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their faces with the requirements of the applicable Letter of Credit.

     (b) Subject to the terms contained in this Agreement and the other Loan Documents, upon receipt of a Notice of Issuance in accordance with Section 2.17(a) requesting the issuance of a Letter of Credit, Agent, on behalf of the Lenders, shall issue a Letter of Credit or Letters of Credit, subject to the requirements of this Section 2.17, in such form as is customarily used by Agent, in an amount or amounts equal to the amount or amounts requested by Borrower.

     (c) Each Letter of Credit shall be issued in the minimum amount of One Hundred Thousand Dollars ($100,000).

     (d) There shall be no more than five (5) Letters of Credit outstanding at any one time, and the aggregate Letter of Credit Usage at any time shall not exceed Six Million Two Hundred Fifty Thousand and No/100 Dollars ($6,250,000.00); provided, however, in no event shall any requested Letter of Credit cause the aggregate principal amount of all Aggregate Advances to exceed the Borrowing Base Loan Amount.

     (e) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereunder, Agent shall notify Borrower and Lenders on or before the date on which Agent intends to honor such drawing. On the date specified for the drawing, each Lender shall make available to Agent such Lender's Percentage of the amount of the applicable drawing. Except as provided in the Section 2.17(e), Borrower shall reimburse Agent, on behalf of the Lenders, in immediately available funds, on the same day on which such drawing is honored in of the amount of such drawing. Notwithstanding anything in this Agreement to the contrary, unless (i) Borrower shall have notified Agent prior to 11:00 a.m. Chicago time on the Business Day immediately prior to the date of such drawing that Borrower intends to reimburse the Lenders for the amount of such drawing with funds other than an Advance, or (ii) the Advance in amount of such drawing would cause the aggregate principal amount of all Aggregate Advances to exceed the Borrowing Base Loan Amount, Borrower shall be deemed to have timely given notice to Agent of a Base Rate Election pursuant to Section 2.3 on the date on which such drawing is honored in an amount equal to the amount of such drawing. In the event Borrower reimburses Agent for the amount of any such drawing, Agent shall thereafter a cause to be distributed to the Lenders, on the Business Day when paid, in like funds, their Percentage of the payments so received. In the event Agent fails to cause such funds to be distributed to any Lender within one (1) Business Day after the Business Day when paid to Agent, Agent shall pay interest to such Lender on such amounts at the Federal Funds Rate.

     (f) If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reverse, special deposit or similar requirement against letters of credit issued by or assets or deposits held by Lenders or
(ii) impose on the Agent or the Lenders any other condition regarding this Agreement or such Lender as it pertains to the Letters of Credit and the result of any event referred to in either clause (i) or (ii) shall be to increase the cost to such Lender of issuing or maintaining any Letter of Credit, then Borrower shall pay to Agent, on behalf of the Lenders, within five (5) days after written demand by Agent, which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, such additional amounts as shall be required to compensate the Agent or the Lenders for such increased costs or reduction in amounts received or receivable hereunder together with interest thereon at the Base Rate. The amount specified in the written demand shall, absent manifest error, be final and conclusive and binding upon Borrower.


     (g) Borrower hereby agrees to protect, indemnify, pay and save Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and disbursements) which

Lenders may incur or be subject to as a result of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of Agent or such Lender or (ii) the failure of the Agent or the Lenders to honor a drawing under the Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future Governmental Authority (collectively, "GOVERNMENTAL ACTS"), other than as a result of the gross negligence or willful misconduct of Agent or the Lenders. As between Borrower, Agent and the Lenders, Borrower assumes all risks of the acts and omissions of, or misuses of, the Letters of Credit, by the beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither Agent nor the Lenders shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, telex, facsimile transmission, or otherwise; (v) for errors in interpretation of any technical terms;(vi) for any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit or the proceeds of such Letter of Credit; and (viii) for any consequence arising from causes beyond the control of Agent or the Lenders, including any Governmental Acts, in each case other than as a result of the gross negligence or willful misconduct of Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of Agent's or the Lenders' rights and powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Agent or the Lenders under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct, shall not put Agent or the Lenders under any resulting liability to Borrower.

     (h) Borrower may at any time return any undrawn Letter of Credit to Agent in whole, but not in part.

SECTION 2.18. LETTER OF CREDIT USAGE ABSOLUTE. The obligations of Borrower under this Agreement in respect of any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) and any Letter of Credit Documents (as hereinafter defined) under all circumstances, including, without limitation, to the extent permitted by law, the following circumstances:

     (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "LETTER OF CREDIT DOCUMENTS") or any Loan Document;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent by Borrower to departure from all or any of the Letter of Credit Documents or any Loan Document, provided that Agent shall not consent to any such change or amendment unless previously consented to in writing by the Borrower;

     (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of Borrower in respect of the Letters of Credit;

     (d) the existence of any claim, set-off, defense or other right that Borrower may have at the time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Agent (other than a defense based on the gross negligence or willful misconduct of Agent), the Lenders (other than a defense based on the gross negligence or willful misconduct of the Lenders), or any other Person, whether in connection with the Loan Documents and the transactions contemplated thereby, the Letter of Credit Documents, or any unrelated transaction;

     (e) any draft or any other document presented under or in connection with any Letter of Credit or other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by Agent under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of Agent or the Lenders;

     (f) payment by Agent against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit; provided that such payment shall not have constituted gross negligence or willful misconduct of Agent or the Lenders; and

     (g) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or any agreement or instrument relating to any Letter of Credit, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to or a discharge of Borrower; provided that such other circumstance or happening shall not have been the result of gross negligence or willful misconduct of Agent or the Lenders.

SECTION 2.19 FEES. In consideration of Agent and the lenders establishing the facility hereunder, making the Advances hereunder and issuing Letters of Credit hereunder, Borrower shall pay to Agent, on behalf of the Lenders, the following fees and charges:

     (a) A non-refundable facility commitment fee equal to $312,500.00 ("COMMITMENT FEE").

     (b) Non-refundable fees in an amount equal to a quarter percent (0.25%) of the total of (x) the Commitment less (y) the aggregate amount of the then outstanding Advances, which fee shall be payable, in arrears, quarterly during the term of this Agreement.

     (c) Non-refundable fees ("LETTER OF CREDIT FEE") in an amount equal to the then applicable Eurodollar Spread on the daily average of the amount available to be drawn under the issued and outstanding Letters of Credit, which shall be payable, in arrears, quarterly during the term of this Agreement. The Letter of Credit Fee shall be calculated from time to time, taking into account any "step-down" or other reduction in the amount available to be drawn under any particular Letter of Credit. In the event of syndication of this Loan, in addition to the Letter of Credit Fee, a fronting fee of 0.125% of the amount of any Letter of Credit shall be paid to Agent prior to the issuance of any Letter of Credit hereunder.

                                  ARTICLE III.

                            CONDITIONS TO BORROWINGS
                            ------------------------

     The obligation of the Lenders to make an Advance to Borrower is subject to the satisfaction of the following conditions:

SECTION 3.1. CONDITIONS PRECEDENT TO CLOSING AND SUBSEQUENT ADVANCES. On or prior to the Closing Date and the date of any subsequent Advance or Letter of Credit issuance, as applicable, all obligations of Borrower hereunder to Agent and the Lenders incurred prior to the Closing Date, the Advance date or Letter of Credit issuance date, as applicable, and any amounts payable to Agent or the Lenders on the Closing Date, the Advance date or Letter of Credit issuance date, as applicable, shall have been paid in full, including any amounts due under Section 2.19. In addition, the following conditions shall be satisfied:

     (a) Receipt of Commitment Fee/Documents on Closing Date. On or before the Closing Date, the Commitment Fee shall have been paid to Agent and Agent shall have received the following, each duly executed by Borrower as of or prior to the Closing Date and in form and substance satisfactory to Agent:

          (i)     The Promissory Notes;

          (ii)    The Environmental Indemnity;

          (iii)   The Guaranty;

          (iv)    The Assignment and Subordination of Advisory Agreement;

          (v)     An Interest Rate Agreement with Agent;

          (vi)    The Collateral Assignment of Interest Rate Agreement;

          (vii) An opinion of counsel to Borrower and Guarantors substantially in the form of Exhibit O attached hereto;

          (viii) Good standing certificates with respect to Borrower, issued by the Secretary of State of the State of Virginia and dated as of a date not more than thirty (30) days prior to the Closing Date;

          (ix) A certificate for Borrower, signed by an Authorized Representative, in the form of Exhibit P attached hereto;

          (x)       A certificate of non-foreign status executed by Borrower;

          (xi) A good standing certificate with respect to General Partner, issued by the State Corporation Commission of Virginia and dated as of a date not more than thirty (30) days prior to the Closing Date;

          (xii) Certified copies of the articles of incorporation and bylaws of General Partner and original resolutions and certificate of incumbency with specimen signatures for Authorized Representatives with respect to General Partner;

          (xiii) A good standing certificate with respect to Advisor, issued by the State Corporation Commission of Virginia and dated not more than thirty
(30) days prior to the Closing Date;

          (xiv) Certified copies of certificate of formation and operating agreement of Advisory and original resolutions and certificate of incumbency with specimen signatures for Authorized Representatives with respect to Advisor;

          (xv) Current financial statements of Borrower and Guarantors (certified by an Authorized Representative);

          (xvi) UCC lien searches, satisfactory to Agent, with respect to Borrower, and conducted in the State Corporation Commission of Virginia and the Secretary of State of Illinois;

          (xvii) UCC lien searches, satisfactory to Agent, with respect to General Partner and Advisor, conduced in the offices of the State Corporation Commission of Virginia and the Secretary of State of Illinois, and with respect to Thompson, conducted in the offices of the Secretary of State of California and Illinois;

          (xviii)   Such bankruptcy, judgment, federal tax lien and other
searches of public records as Agent may reasonably require with respect to Borrower and Guarantors;

          (xix) A side letter granting Agent a right to first refusal on permanent financing on the Mortgaged Properties;

          (xx)      This Agreement; and

          (xxi) All other documents and instruments as Agent may reasonably require, including, without limitation, documentation evidencing that Borrower has set up a Depository Account with Agent.

     (b) Receipt of Documents on or before date of first Advance with respect to a Mortgaged Property. On or before the date of the first Advance made to fund Permitted Purposes with respect to a Mortgaged Property, Agent shall have received each of the following, dated (unless otherwise set forth herein) as of the date of such Advance and in form and substance satisfactory to Agent:

          (i) A manager's certificate of the Executing Subsidiary, signed by an Authorized Representative, in the form of Exhibit P-1 attached hereto;

          (ii) (A) a good standing certificate from the state of formation in respect of the applicable Executing Subsidiary, dated not more than thirty (30) days prior to the date of the Advance, and (B) a certificate of the Secretary of State of the state in which the Mortgaged Property is located, dated as of a date not more than thirty (30) days prior to the date of the Advance, to the effect that the Executing Subsidiary is authorized to do business in such state;

          (iii) A Note Assumption, duly executed and delivered by the applicable Executing Subsidiary;

          (iv) A Mortgage for the Mortgaged Property, duly authorized, executed, and delivered by the applicable Executing Subsidiary. Notwithstanding anything herein to the contrary, Agent shall have the right to revise the Mortgages to conform to local recording requirements and to include such other provisions as Agent determines, in its sole discretion, are necessary to conform to the laws of the state in which the applicable Mortgaged Property is located with respect to the creation and perfection of liens and security interests and the enforcement of remedies. Each Mortgage shall secure an amount up to $25,000,000.00, except that, in those jurisdictions in which there is a recording or similar tax imposed with respect to mortgage indebtedness, Agent and Borrower shall cooperate with each other to allocate an appropriate portion of the Loan to the Mortgaged Property, provided that (i) such cooperation shall be without liability to Agent, (ii) Borrower shall promptly reimburse Agent upon demand for any costs or expenses, including reasonable attorneys' fees and disbursements, incurred by Agent in connection with such cooperation, and (iii) the allocation shall in no way impair Agent's ability to realize upon the portion of the Collateral Pool subject to the Mortgage to the full extent provided for in the Loan Documents;

          (v) Financing Statements for the Mortgaged Property, duly authorized, executed and delivered, and in form suitable for recording and filing in all necessary and appropriate recorders' and filing offices;

          (vi) A mortgagee's policy of title insurance issued by a reputable national title insurance company reasonably acceptable to Agent, in form and substance satisfactory to Agent, (A) insuring Agent and the Lenders (in an amount acceptable to Agent) that the Mortgage constitutes a valid first mortgage lien on the Executing Subsidiary's interest in the Mortgaged Property, (B) containing the following endorsements (the extent applicable and available in the state where the applicable Mortgaged Property is located): comprehensive, zoning 3.1 (with parking and excluding marketability limitation), tax parcel, contiguity, survey, restrictions, location 1, location 5, location 6, subdivision, PUD, utility facility, environmental protection lien, usury, doing business, variable interest rate, aggregate liability/tie in, creditor's rights, last dollar (first loss), and such other endorsements and affirmative coverage as required by Agent, (C) with such reinsurance (with direct access provisions) as Agent may request, and (D) subject only to the Permitted Encumbrances; and Agent shall also have received evidence that the premiums in respect of such title insurance policies have been paid;

          (vii) A current survey of the Mortgaged Property by a licensed surveyor reasonably satisfactory to Agent and such title insurance company, certified to Agent, the Lenders, Borrower, the Executing Subsidiary and the title insurance company satisfying the requirements set forth on Exhibit Q and containing the form of certification attached hereto as Exhibit Q, showing no state of facts unacceptable to Agent;

          (viii) A copy of all recorded documents referred to, or listed as exceptions to title in, the title policies referred to in subsection (vi) above, and certified copies of appurtenant easements affecting or benefiting the Mortgaged Property;

          (ix) Environmental studies, in each case satisfactory to Agent in its sole discretion, confirming that there are no Hazardous Materials, including, without limitation, mold, mycotoxins and other microbial matter, on or under the Mortgaged Property, except as set forth in such environmental studies;

          (x) UCC lien searches, satisfactory to Agent, with respect to the Executing Subsidiary and conducted in the Offices of the Secretary of State of the state in which the Mortgaged Property is located and the state of formation of the Executing Subsidiary and in the county in which the Mortgaged Property is located;

          (xi) Such bankruptcy, judgement, federal tax lien, building code violations and other searches of public records as the Agent may reasonably require with respect to the Executing Subsidiary and the Mortgaged Property;

          (xii) Certificates or binders naming Agent and each Lender as an additional insured or loss-payee (as applicable) under the policies of insurance required to be maintained with respect to the Mortgaged Property, accompanied by a certification stating that all insurance required hereunder and under the other Loan Documents has been obtained, such insurance satisfies the requirements hereof and thereof, and is in full force and effect and that all current premiums therefor have been paid in full;

          (xiii) An opinion of counsel licensed in the state or commonwealth in which the Mortgaged Property is located in the form of Exhibit O-1 attached hereto;

          (xiv) A certified rent roll for the Mortgaged Property dated not earlier than two (2) Business Days prior to the date of the Advance;

          (xv) Subordination, Non-Disturbance and Attornment Agreements, substantially in the form attached hereto as Exhibit R (the "SNDA"), from tenants leasing at least seventy five percent (75%) of the rentable square footage shown on the rent roll for the Mortgaged Property, including without limitation, from all tenants at the Mortgaged Property whose premises consists of at least 5,000 square feet (the "REQUIRED TENANTS"); provided however, Agent, in its sole discretion, may from time to time with respect to one or more Mortgaged Properties, permit Borrower to deliver SNDAs from less than the Required Tenants;

          (xvi) Tenant Estoppel Certificates, substantially in the form attached hereto as Exhibit S (the "ESTOPPEL"), from the Required Tenants; provided however, Agent in its sole discretion, may from time to time with respect to one or more Mortgaged Properties, permit Borrower to deliver Estoppels from less than the Required Tenants;

          (xvii) Evidence reasonably satisfactory to Agent as to the compliance of the Mortgaged Property with all applicable zoning, subdivision and land use, environmental and building statutes, codes, ordinances, regulations, variances, and with all other laws affecting the use and operation of the Mortgaged Properties (including the Americans with Disabilities Act);

          (xviii)   Evidence as to whether the Mortgaged Property is located in a flood zone and flood insurance if such Mortgaged Property is located in a flood zone;

          (xix)     A FIRREA Appraisal of the Mortgaged Property;

          (xx) A certified copy of the management agreement for the Mortgaged Property;

          (xxi) An Assignment and Subordination of Management Agreement for the Mortgaged Property;

          (xxii) A certificate of non-foreign status executed by the Executing Subsidiary;

          (xxiii)   A copy of the engineering report for the Mortgaged Property;

          (xxiv) Copies of all the purchase agreement and closing documents for the Mortgaged Property, including, without limitation, the deed and closing statement;

          (xxv) Property specific financial information for the Mortgaged Property, including, without limitation, to the extent available, operating statements for the immediately preceding three (3) years, the current year-to-date operating statement and the capital expenditure budget;

          (xxvi) Documentation evidencing that the Executing Subsidiary has set up a Depository Account with Agent for the applicable Mortgaged Property;

          (xxvii)   Such consents or acknowledgements from such Persons as Agent or its counsel may determine to be necessary or appropriate; and

          (xxviii) Such other documents and instruments as Agent may deem reasonably necessary or appropriate.

     (c) Other Conditions. As of the Closing Date, at the time of the making by the Lenders of each Advance (before as well as after giving effect to such Advance and to the proposed use of the proceeds thereof) and at the time of the issuance by the Agent, on behalf of the Lenders, of any Letter of Credit (before as well as after giving effect to such Letter of Credit), each of the following requirements shall be satisfied as determined by Agent in its sole and absolute discretion:

          (i) No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, the Promissory Notes, any Loan Document or any of the transactions contemplated hereby or thereby or (ii) which, in any such case, in the sole judgment of Agent, could result in a Material Adverse Change.

          (ii) There shall have been no Material Adverse Change. Neither Borrower nor any Subsidiary of any Borrower shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

          (iii) No Default shall have occurred with respect to which a notice shall have been given which remains uncured, and there shall be no continuing Event of Default.

          (iv) Agent shall be satisfied that the Mortgaged Properties and their use comply with all applicable zoning, sub-division and building laws, environmental protection and land use and development laws, ordinances and regulations, and all other applicable federal, state and municipal laws and requirements.

          (v) No proceedings shall have been threatened or commenced by any authority having the power of eminent domain to condemn any part of any Mortgaged Properties and no part of the Mortgaged Properties shall have been damaged and not repaired which Agent, in its sold judgment, deems material.

          (vi) Agent shall have received payment of all costs and expenses (including, without limitation, all applicable fees described in Section 2.19, reasonable attorneys' fees and other disbursements) incurred by Agent in connection with reviewing and evaluating the items furnished and the actions purporting to satisfy the conditions and requirements to be satisfied pursuant to this Section 3.1.

          (vii) All representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Advance or Letter of Credit and Borrower shall be in compliance in all material respects with all covenants and agreements contained in Article V hereof and elsewhere in this Agreement;

          (viii) Agent shall have received such other documents or legal opinions as Agent or counsel to Agent may reasonably request, all in form and substance reasonably satisfactory to Agent.

          (ix) No default or Event of Default shall have occurred and be continuing, or would result from such Advance or from the application of the proceeds thereof, or from the issuance of such Letter of Credit, as applicable, or shall have occurred during the two (2) calendar quarters immediately preceding the date of the Notice of Borrowing or Notice of Issuance, as applicable.

SECTION 3.2. ADDITIONAL CONDITIONS. At the time of the making by the Lenders of an Advance hereunder, Agent shall have received evidence satisfactory to Agent that Borrower (directly or through its Executing Subsidiaries) has paid the Acquisition Costs with respect to a Mortgaged Property in an amount not less than thirty-five percent (35%) of the total Acquisition Costs for such Mortgaged Property; provided, however, until the Minimum Pool Conditions are satisfied, Borrower shall deliver evidence satisfactory to Agent that Borrower (directly or through its Executing Subsidiaries) has paid from its own funds (or pursuant to a loan from a Subordinate Mortgagee) Acquisition Costs with respect to a Mortgaged Property in an amount not less than fifty percent (50%) of the total Acquisition Cost for such Mortgaged Property (the "EQUITY REQUIREMENT"). It is understood and agreed that in no event shall Borrower become entitled to reimbursement of all or any portion of the Equity Requirement. In addition, prior to the making by the Lenders of each Advance (before as well as after giving effect to such Advance and to the proposed use of the proceeds thereof):

     (a) Approval of Additional Property. Agent shall have approved, in its sole discretion, the Additional Property, and if such Additional Property is approved by Agent, such Additional Property shall be presented to the Lenders by Agent and shall be approved by the Required Lenders;

     (b) Notice of Borrowing. Agent shall have received a Notice of Borrowing from Borrower, accompanied by evidence satisfactory to Agent that all conditions to the making of an Advance hereunder have been satisfied, at least three (3) Business Days prior to the date of the proposed borrowing in accordance with
Article II;

     (c) FIRREA Appraisal. A Notice of Borrowing containing a request for an Advance with respect to a Mortgaged Property shall be accompanied by a FIRREA Appraisal satisfactory to Lender confirming that the Loan to Value Ratio for the Mortgaged Property does not exceed 0.65 to 1; provided, however, if the Minimum Pool Conditions are not then satisfied, the Loan to Value Ratio for the Mortgaged Property shall not exceed 0.5 to 1;

     (d) Borrowing Base Loan Amount. Such Advance shall not cause the aggregate principal amount of all Aggregate Advances to exceed the lesser of (i) the Commitment and (ii) the Maximum Availability Amount (the "BORROWING BASE LOAN AMOUNT");

     (e) Loan to Value Ratio. Such Advance shall not cause the Projected Loan to Value Ratio for all of the Mortgaged Properties to exceed 0.65 to 1; provided, however, if the Minimum Pool Conditions are not then satisfied, the Loan to Value Ratio for all of the Mortgaged Properties shall not exceed 0.5 to 1;

     (f) Imputed Debt Service Coverage Ratio. Such Advance shall not cause the Imputed Debt Service Coverage Ratio for any Mortgaged Property or all of the Mortgaged Properties to exceed 1:40 to 1; provided, however, if the Minimum Pool Conditions are not then satisfied, the Imputed Debt Service Coverage Ratio for any Mortgaged Property or all of the Mortgaged Properties shall not exceed 1.65 to 1;

     (g) Representations. All representations and warranties contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Advance and Borrower shall be in compliance in ail material respects with all covenants and agreements contained in Article V hereof and elsewhere in this Agreement;

         (h) Material Adverse Change. There shall have been no Material Adverse Change;

         (i) Litigation. No litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against Borrower, a Subsidiary, General Partner or any of Thompson, Bill
Daniels or Tally Voorhies in connection with, this Agreement and the other Loan Documents which would result in a Material Adverse Change;

         (j) Additional Documentation. Agent shall have received such other documents or legal opinions as Agent or counsel to Agent may reasonably request, all in form and substance reasonably satisfactory to Agent.

         (k) Default. No Default or Event of Default shall have occurred and be continuing, or would result from such Advance or from the application of the proceeds thereof, or shall have occurred during the two (2) calendar quarters immediately preceding the date of the Notice of Borrowing.

         (l) Conditions Satisfied. Each request for an Advance by Borrower and each selection or deemed selection by Borrower of the Applicable Base Rate or the Applicable Eurodollar Rate with respect to any Advance pursuant to Sections 2.6 or 2.7, shall constitute a representation and warranty by Borrower, as of the date of the Advance, that the conditions specified in subsections
(a)-(k) of this Section 3.2 have been satisfied.

SECTION 3.3. CLOSING PROCEDURES. The Lenders and the Borrower agree that a "New York" style closing of the Mortgaged Properties, i.e., the funding of the Acquisition Costs for each Mortgaged Property, shall be provided in the applicable amount after the satisfaction of the conditions set forth in Sections
3.1 and 3.2 (which will not require actual recording of the Mortgage and filing of the UCC Financing Statements encumbering such Mortgaged Property as a condition for the funding of such Acquisition Costs but delivery of a title insurance policy insuring the Mortgage as a first priority lien, subject to no liens or encumbrances, other than Permitted Encumbrances). The recorded Mortgage shall be delivered to the Agent promptly after it is recorded.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES


         Borrower represents and warrants the following as of the date hereof and further represents and warrants on the date of each Advance and the issuance date of any Letter of Credit:


SECTION 4.1. GOOD STANDING. Borrower is duly organized, validly existing and in good standing under the laws of the State of Virginia and each Executing Subsidiary is or will be duly organized, validly existing, and in good standing under the laws of the state of its organization.

Borrower and each Executing Subsidiary is or will be duly qualified to do business as a foreign company and is or will be in good standing in each jurisdiction where it owns property or where the conduct of its business or the ownership of its property or assets (including, without limitation, the respective Mortgaged Properties) requires such qualification, and has or will have all powers and all governmental licenses, authorizations, consents, and approvals required to carry on its business as is now or is proposed to be conducted.

SECTION 4.2. AUTHORIZATION OF AGREEMENT; NO VIOLATION. The execution, delivery, and performance by Borrower of this Agreement and of the Loan Documents (i) are within Borrower's powers, (ii) have been duly authorized by all necessary action, and (iii) do not violate or create a default under any Requirement of Law, Borrower's organizational documents or any Contractual Obligation binding on or affecting Borrower or its property.

SECTION 4,3. GOVERNMENTAL APPROVALS. No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority is required in connection with the execution, delivery, and performance by Borrower of this Agreement or the other Loan Documents.

SECTION 4.4. BINDING EFFECT. This Agreement and the other Loan Documents have each been duly executed by Borrower and each constitutes a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors, rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

SECTION 4.5. FINANCIAL INFORMATION AND NO MATERIAL ADVERSE CHANGE. Each of the financial statements delivered pursuant to Sections 5.2 (a) through (d) were prepared in accordance with GAAP and fairly present the financial condition and results of operation of the Persons and/or properties covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to normally recurring year-end adjustments. There have been no Material Adverse Changes to any such financial statements.

SECTION 4.6. LITIGATION. There is no action, suit, or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Borrower, threatened against Borrower, an Executing Subsidiary, or any property of Borrower or an Executing Subsidiary before any court or arbitrator or any governmental or administrative body, agency, or official (i) which challenges the validity of this Agreement or any of the other Loan Documents or (ii) which if adversely determined, and taking into account any insurance with respect thereto, could result in a Material Adverse Change.

SECTION 4.7. COMPLIANCE WITH LAW. Borrower and each Executing Subsidiary is in compliance with all Requirements of Law its organizational documents and all Contractual Obligations binding on or affecting it or any of its properties. The execution and delivery by Borrower of this Agreement, the Promissory Notes and the Loan Documents do not, and the performance by Borrower of this Agreement, the Promissory Notes and each of the Loan Documents will not, (a) violate any Requirement of Law, the violation of which could result in a Material Adverse Change, (b) violate or contravene any provision of Borrower's organizational documents, or any law, rule, regulation, order, writ, judgment, decree, determination or award applicable to Borrower, (c) violate, contravene or result in a breach of or constitute a default under any Contractual Obligation of Borrower, or (d) result in, or require the creation or imposition of any Lien upon or with respect to any of the Mortgaged Properties other than the Liens created by the Loan Documents,

SECTION 4.8. EMPLOYEES. Neither Borrower nor any Executing Subsidiary has any employees, any Plans, or any liabilities under any Plan of any other Person.

SECTION 4.9. ERISA. As of the date of this Agreement and throughout the term of this Agreement, (i) neither Borrower nor any Executing Subsidiary is or will be an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, (ii) neither the assets of Borrower nor any Executing Subsidiary are or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. 2510.3-101 and (iii) neither Borrower nor any Executing Subsidiary is or will be a "government plan" within the meaning of
Section 3(32) of ERISA.

SECTION 4.10. NO DEFAULT. Neither Borrower nor any Executing Subsidiary is in default under, or with respect to, any of its Contractual Obligations in any respect which could reasonably be expected to result in a Material Adverse Change and no Default or Event of Default has occurred and is continuing hereunder.

SECTION 4.11. IMPROVEMENTS.

         (a) All of the improvements Located on the Mortgaged Properties and the use of such improvements are being lawfully occupied and any and all certificates and permits required by applicable laws, rules, regulations, and ordinances or in connection with the use, occupancy, and operation thereof have been obtained.

         (b) No portion of any of the Mortgaged Properties, nor any improvements located on such Mortgaged Properties that are material to the operation, use, or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood, or other casualty, except to the extent that the same have been restored to their condition prior thereto.

         (c) No written notices of violation of any federal, state, or local law or ordinance or order or requirement have been received by Borrower, General Partner, Advisor, Thompson, any Executing Subsidiary or Property Manager with respect to any Mortgaged Properties,

SECTION 4.12. INTELLECTUAL PROPERTY. Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how, and processes necessary for the conduct of its business as currently conducted (the "INTELLECTUAL PROPERTY") except for those the failure to own or license which could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, or prospects of Borrower. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Borrower know of any valid basis for any such claim. The use of such Intellectual Property by Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, or prospects of Borrower.

SECTION 4.13. NO BURDENSOME RESTRICTIONS. To Borrower's knowledge, no Requirement of Law or Contractual Obligation of Borrower could reasonably be expected to result in a Material Adverse Change.

SECTION 4.14. TAXES. Borrower and each Executing Subsidiary has filed or caused to be filed all tax returns that, to the knowledge of Borrower, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees, or other charges now due and payable imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP have been provided on the books of Borrower). No tax Lien has been filed, and, to the knowledge of Borrower, no claim is being asserted, with respect to any such tax, fee, or other charge.

SECTION 4.15. INVESTMENT COMPANY ACT: OTHER REGULATIONS. Borrower is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

SECTION 4.16. INSURANCE. Notwithstanding anything to the contrary contained in the Mortgages and subject to Section 4.16(b), Borrower maintains upon or in connection with each of its Properties:

         (a) Property and casualty insurance coverage evidenced by original or certified copies of insurance policies or binders for such insurance, together with evidence that the premiums for such policies have been paid current. Such insurance policies shall insure each of the Mortgaged Properties for 100% of their full replacement cost in so-called "all risk" form and with coverage for floods, terrorism, earthquakes (except as provided in Section 4.16(b)) and such other hazards (including "collapse" and "explosion" and mold related damage) as Agent may require for each of the Mortgaged Properties and as are consistent with reasonable and customary requirements in the industry. Such insurance policies shall contain replacement cost and agreed amount endorsements (with no reduction for depreciation), an endorsement providing Building Ordinance Coverage and an endorsement covering the costs of demolition and increased costs of construction due to the enforcement of building codes or ordinances. To the extent there exists a boiler on the premises of any of the Mortgaged Properties, Borrower shall also furnish insurance providing boiler and machinery comprehensive coverage for all mechanical and electrical equipment at each of such Mortgaged Properties insuring against breakdown or explosion of such equipment on a replacement cost value basis. Borrower shall also furnish business interruption or loss of rental income insurance in connection with all policies covering property and boiler and machinery insurance for a period of not less than one (1) year endorsed, other than with respect to boiler and machinery insurance, to provide a 180 day extended period of indemnity. All insurance required under this Section 4.16(a) shall (i) be with companies and in amounts and with coverage and deductibles satisfactory to Agent and (ii) include endorsements naming the Lenders as loss payees and shall have endorsed thereon the standard mortgagee clause in favor of the Lenders.

         (b) The earthquake insurance provided for in Section 4.16(a) but only for the Mortgaged Properties and only to the extent (i) any Mortgaged Property is located in an earthquake prone area and (ii) such insurance is available at commercially reasonable rates.

         (c) Liability and worker's compensation insurance evidenced by original or certified copies of insurance policies, binders for such insurance policies, or certificates of insurance, together with evidence that the premiums for such policies have been paid current. Such insurance shall provide for (i) commercial general liability (including contractual liability) covering each of the Mortgaged Properties and Borrower's operations thereon in an amount not less than $2,000,000 per occurrence and not less than $5,000,000 in the aggregate;
(ii) commercial automobile liability with a limit not less than $1,000,000 combined single limit and endorsed to cover owned, hired and non-owned automobiles; and (iii) worker's compensation insurance covering all of Borrower's employees and contracted parties (including their employees) situated at the Mortgaged Properties in accordance with the statutory requirements of the states where the applicable Mortgaged Property is located and including an endorsement for employer's liability coverage. Borrower shall also furnish umbrella liability coverage in excess of the foregoing liability coverage with a limit of not less than $25,000,000. The commercial general liability and automobile policies and umbrella liability policy shall name the Lenders as additional insureds. Such policies shall also contain a so-called "products-completed operations endorsement" and mold related liability coverage.

         (d) All companies issuing policies required under this Section
4.16 shall have a current Best Insurance Reports rating no less favorable than "A", and all such companies shall be licensed to do business in the states where the applicable Mortgaged Property is located. All policies required under this
Section 4,16 shall provide that (i) the insurance evidenced thereby shall not be canceled or modified without at least thirty (30) days' prior written notice from the insurance carrier to Agent; and (ii) no act or thing done by Borrower or any Affiliate hereof shall invalidate the policy as against the Lenders. Borrower shall deliver renewal certificates of all policies of insurance required under this certificate, together with written evidence that the premiums are paid current, at least thirty (30) days prior to the expiration of the then current policy.

 SECTION 4.17.  MORTGAGED PROPERTIES.

         (a) Borrower has good and marketable title to all of its assets and properties, and each Executing Subsidiary shall have good and marketable title to the applicable Mortgaged Property, subject to no mortgage, security interest, pledge, lien, charge, encumbrance or title retention or other security agreement or arrangement of any nature whatsoever, except Permitted Encumbrances. Borrower and the applicable Executing Subsidiary will forever warrant and defend the title of the Mortgaged Properties against the lawful claims and demands of all persons whomsoever (subject to the Permitted Encumbrances) for such Mortgaged Properties.

         (b) There are no pending or, to the best knowledge of Borrower, threatened proceedings or actions to revoke, attack, invalidate, rescind, or modify in any material respect

(i) the zoning of any Mortgaged Property or any part thereof, or (ii) any building or other permits heretofore issued with respect to any Mortgaged Property or any part thereof, or asserting that any such zoning or permits do not permit the operation of any Mortgaged Property or any part thereof or that any improvements located on such Mortgaged Property cannot be operated in accordance with its intended use or is in violation of applicable Use Requirements.

         (c) The Mortgage covering each such Mortgaged Property creates a valid and enforceable first Lien on such property described therein, as security for the repayment of the Indebtedness incurred by Borrower hereunder and under the other Loan Documents, subject only to the Permitted Encumbrances applicable to such Mortgaged Property.

         (d) The Collateral Pool is now, and so long as the Commitment remains in effect or any monetary obligation to Agent or the Lenders hereunder or under the Promissory Notes or the other Loan Documents shall remain unpaid, will be owned solely by Borrower or the applicable Executing Subsidiary, and said Collateral Pool, including the proceeds resulting from the sale or other disposition thereof, is and will remain free and clear of any Liens except the Permitted Encumbrances and the other Liens granted pursuant to the Loan Documents to Agent and the Lenders, which Liens to Agent and tie Lenders shall, at all times, be first and prior on the Collateral Pool and all proceeds resulting from the sale or other disposition thereof, and no further action need be taken to perfect said Liens.

         (e) Neither the existence of any improvements upon a Mortgaged Property nor the present use or condition of any Mortgaged Property violate in any material respect any Use Requirements. With respect to each Mortgaged Property, neither the zoning nor any other right to carry on the present use of such Mortgaged Property is to any extent dependent upon or related to any other real estate. Each Mortgaged Property may be operated in its current fashion and Borrower has received no written notices from any Governmental Authorities alleging any violation by any Mortgaged Property of any Requirement of Law, including but not limited to applicable Use Requirements.

         (f) There are no pending or, to the knowledge of Borrower, contemplated or threatened proceedings relating to any (i) taking by eminent domain or other condemnation of any portion of any Mortgaged Property, (ii) condemnation or relocation of any roadways abutting any Mortgaged Property and
(iii) denial of access to any Mortgaged Property from any point of access to such Mortgaged Property.

         (g) Each Mortgaged Property has adequate and permanent legal access to water, gas, and electrical supply, storm, and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting such Mortgaged Property), parking, and means of access between such Mortgaged Property and public highways over recognized curb cuts; and all of the foregoing comply with all applicable Use Requirements.

         (h) Each Mortgaged Property is taxed separately without regard to any other real estate and constitutes a legally subdivided lot under all applicable Use Requirements (or, if not subdivided, no subdivision or platting of such Mortgaged Property is required under applicable

Requirements of Law), and for all purposes each Mortgaged Property may be mortgaged, conveyed, and otherwise dealt with as an independent parcel.

SECTION 4.18. FULL AND ACCURATE DISCLOSURE. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents, or any certificate or financial statement furnished by Borrower to Agent contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.

SECTION 4.19. SOLVENCY. Within the meaning of Section 548 of the Bankruptcy Code, the Uniform Fraudulent Transfer Act and the Uniform Fraudulent Conveyance Act as in effect in any relevant jurisdiction, and any similar laws or statutes, and after giving effect to the transactions contemplated hereby: the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Advances, exceed Borrower's total liabilities including, without limitation, subordinated, unliquidated, disputed, and contingent liabilities; the fair saleable value of Borrower's assets is and will, immediately following the making of each Advance, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured; Borrower's assets do not and, immediately following the making of the Advances will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including without limitation contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

SECTION 4.20. NOT FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

SECTION 4.21. ASSESSMENTS. There are no pending or, to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any Mortgaged Property, nor, to Borrower's knowledge, are there any contemplated improvements to any Mortgaged Property that may result in such special or other assessments.

SECTION 4.22. FLOOD ZONE. Except as disclosed by a survey delivered pursuant to
Article III, no Mortgaged Property is located in a flood hazard area as defined by the Federal Insurance Administration.

Section 4.23. PHYSICAL CONDITION. Each Mortgaged Property is free of material structural defects and all building systems contained therein are in good working order subject to ordinary wear and tear.

SECTION 4.24. OPERATION OF PROPERTIES. Each Mortgaged Property is being operated and maintained in accordance with Borrower's usual and customary business practices.

SECTION 4.25. MARGIN. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock or margin securities (within the meaning of Regulations T, U and X issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used, directly or indirectly, to purchase or carry any margin stock or margin securities or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin securities. None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended.

SECTION 4.26. HAZARDOUS MATERIALS. Except as disclosed on environment studies delivered to Agent, no Hazardous Materials are located on or about the Mortgaged Properties, and the Mortgaged Properties do not contain any underground tanks for the storage or disposal of Hazardous Materials. Further, except as disclosed in environmental studies delivered to Agent, (i) Borrower has not, and to the knowledge of Borrower no other party has, (A) stored or treated Hazardous Materials, (B) disposed of Hazardous Materials or incorporated Hazardous Materials into, on or around the Mortgaged Properties and permitted any underground storage tanks to exist on the Mortgaged Properties, (ii) no complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions, or Hazardous Materials, if any, or any other environmental, health, or safety matters affecting the Mortgaged Properties or any portion thereof, from any person, government or entity, has been issued to Borrower which has not been, remedied or cured, and (iii) Borrower or the applicable Executing Subsidiary has complied in all material respects with all Requirements of Law affecting the Mortgaged Properties. Any qualification contained in this Section made with reference to environmental studies delivered to Agent shall not abrogate or vitiate any indemnity made pursuant to this Agreement or any of the other Loan Documents or excuse Borrower from the performance of any remediation or other obligation contained in this Agreement or in any of the other Loan Documents.

SECTION 4.27. BROKERAGE. Borrower has not dealt with any broker in connection with this Agreement and the credit facilities offered hereby. Borrower indemnifies the Lenders against any liabilities resulting from a breach of the representation set forth in the foregoing sentence, including without limitation all expenses incurred by the Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions not so disclosed.

SECTION 4.28. REPRESENTATIONS AND WARRANTIES IN THE LOAN DOCUMENTS. The representations and warranties of Borrower in each of the Loan Documents are true, complete and correct in all material respects, and Borrower hereby confirms each such representation and warranty as being true, complete and correct in all material respects as of the relevant dates with the same effect as if set forth in its entirety herein.

SECTION 4.29. LOAN DOCUMENTS. The provisions of the Loan Documents are each effective to create, in favor of Agent, a legal, valid and enforceable Lien on or security interest in all of the collateral described therein, and when the appropriate recordings and filings have been effected in the appropriate public offices (or, in the case of collateral represented by certificates, when such certificates have been pledged to and received by Agent), the Loan Documents will constitute a perfected first Lien on and security interest in all right, title, estate and interest of Borrower or the applicable Executing Subsidiary in the collateral described therein, prior and superior to all other Liens except for Permitted Encumbrances and as otherwise permitted under this Agreement.

SECTION 4.30. UTILITIES. All utility services necessary for the operation of the Mortgaged Properties for their intended purposes are available at the boundaries of the Mortgaged Properties or will be available within the boundaries as needed.

SECTION 4.31. LABOR AND MATERIALS. No amounts will be owed to any contractor or subcontractor furnishing labor or materials to the Mortgaged Property.

SECTION 4.32. USURY. The proceeds of the Loan will be used solely for the purposes of paying for or reimbursing Borrower for the Permitted Purposes. The performance by Borrower, the Executing Subsidiaries or the Guarantors of their respective obligations hereunder and under the other Loan Documents and the payment by Borrower of the interest rate and other charges under the Promissory Notes and hereunder shall not cause the Loan to be usurious or illegal under applicable law.

SECTION 4.33. LEASES. Except as shown on the rent roll of a particular Mortgaged Property, there are no Leases covering any portion of such Mortgaged Property. The Executing Subsidiaries are not in default under any Lease, and to the Borrower's knowledge after due inquiry, none of the tenants under the Leases are in default of their respective Leases. Neither Borrower nor any Executing Subsidiary has executed any prior assignment of the Leases, nor has either of them performed any act or executed any other instrument which might prevent Lenders from operating under or enforcing any of the terms and conditions of the Mortgages applicable to Lender's security interests in such Leases or which would limit such operation or enforcement.

SECTION 4.34. COMMERCIAL PURPOSES. The Executing Subsidiaries hold their interest in the Mortgaged Properties for commercial or investment purposes. The Executing Subsidiaries shall be a single purpose entity whose sole business is the ownership, operation and management of the Mortgaged Properties.

SECTION 4.35. EXEMPT TRANSACTION. The Loan is an exempt transaction under the Truth-in-Lending Act (15 U.S.C.A. Sections 1601, et seq.).


                                   ARTICLE V.

                                    COVENANTS

SECTION 5.1. CERTAIN AFFIRMATIVE COVENANTS. So long as the Commitment remains in effect or any amounts due to Agent or the Lenders hereunder or under the Promissory Notes or the other Loan Documents shall remain unpaid, Borrower (and each Executing Subsidiary, as appropriate) will:

         (a) Payment of Amounts Due. Duly and punctually pay or reimburse when due or, if there is no specified due date, when demanded, the principal and interest on the Promissory Notes and all other amounts due under this Agreement and the other Loan Documents.

         (b) Construction. In the event of any construction on a Mortgaged Property, continuously and diligently prosecute the construction thereof to completion in a good and workmanlike manner, free and clear of all liens, charges and encumbrances for labor or materials furnished or claimed to have been furnished in connection therewith.

         (c) Existence. Preserve and maintain its existence, rights, and franchises in its state or organization and, with respect to each, Executing Subsidiary, in the state in which such Executing Subsidiary owns a Mortgaged Property.

         (d) Requirement of Law. Comply in all material respects with all applicable Requirements of Law, Use Requirements and all agreements and grants of easements or rights-of-way, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, management or parking agreements, party wall agreements or other instruments affecting the Mortgaged Properties.

         (e) Impositions. Pay (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies, or services) which might, if unpaid, become a Lien upon the Mortgaged Properties or any of them unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and Borrower has maintained adequate reserves in an amount reasonably satisfactory to Agent with respect thereto.

         (f) Books and Records. Keep accurate records and books of account in which full, accurate and correct entries shall be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP. Upon reasonable prior notice, Borrower shall permit representatives of any Lender to visit its offices and inspect, examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, and financial and other condition of Borrower with officers and employees of Borrower and with its independent certified public accountants, if any, in the presence of a representative of Borrower.

         (g) Inspections. Permit any representative of Agent or the Lenders to visit and inspect any of the Mortgaged Properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its business, operations, finances, and accounts with its officers, accountants, and agents, all upon reasonable notice from Agent and at such times and as often as Agent may reasonably request.

         (h) Maintenance of Property. Keep all property useful and necessary in its business in good working order and condition (reasonable wear and tear excepted) and operate such property in a manner consistent with the operation thereof as of the date of this Agreement and otherwise consistent with prudent business practices.

         (i) Management of Mortgaged Properties. Borrower, General Partner, the applicable Executing Subsidiary or an Affiliate of any of the foregoing shall directly operate and manage the business of the Executing Subsidiaries at each of the Mortgaged Properties; provided, however, that upon receipt of the prior written consent of Agent, Borrower may enter into an agreement acceptable to Agent for the management of any Mortgaged Property with a third party acceptable to Agent.

         (j) Hazardous Material. Abate and/or remove any Hazardous Materials present in, on or under any of the Mortgaged Properties in violation of any applicable Requirement of Law, including asbestos and asbestos-containing materials, and remove asbestos and asbestos-containing materials from any portion of the Mortgaged Properties in which Borrower undertakes construction, renovation or other work to the extent required by applicable Requirement of Law.

         (k) Loan Documents. Perform all covenants (affirmative and negative) contained in each of the Loan Documents with the same effect as if set forth in their entirety herein.

         (l) Insurance. Keep its and their respective assets insured in the manner and in the amounts set forth in Section 4.16.

         (m) Additional Documents. Borrower agrees upon demand of Agent to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Collateral Pool) as may be reasonably required by Agent to confirm the Lien of the Loan Documents or to exercise or enforce its rights under this Agreement, the Promissory Notes or the Loan Documents and to realize thereon. This covenant shall survive the termination of this Agreement until payment in full of all amounts due hereunder or under the Promissory Notes and the Loan Documents, provided that the covenant shall be reinstated if any payment of all amounts due hereunder or under the Promissory Notes and the Loan Documents is required to be returned to the payor or any other party under any applicable bankruptcy law.

         (n) Actual Debt Service Coverage Ratio. Maintain an Actual Debt Service Coverage Ratio of not less than 1.50 to 1 with respect to the Mortgaged Properties. The Actual Debt Service Coverage Ratio shall be tested each calendar quarter and at the time of each Advance hereunder.

         (o) Indebtedness to Total Assets. Maintain a ratio of Indebtedness to Total Assets of not more than 0.70 to 1. The ratio of Indebtedness to Total Assets shall be tested each calendar quarter and at the time of each Advance hereunder.

         (p) Delivery of Notices. Borrower shall promptly provide to the Agent copies of all notices given to or received from any governmental authority.

         (q) Replacement Reserve. The Executing Subsidiaries shall maintain the Replacement Reserves for each Mortgaged Property.

         (r) Leases.

             (i) Each Executing Subsidiary shall observe and perform all of the covenants, terms, conditions and agreements contained in the Leases to be observed or performed by the lessor thereunder, and each Executing Subsidiary shall not do or suffer to be done anything to impair the security thereof;

                  (ii) Each Executing Subsidiary shall not collect any of the rents, issues, income or profits assigned hereunder more than thirty (30) days in advance of the time when the same shall become due, except for security or similar deposits;

                  (iii) Prior to giving any consent (including, but not limited to, any consent to any assignment of, or subletting under, any Lease, except as expressly permitted thereby) or approval, required or permitted by such terms and provisions or cancel or terminate any Major Lease, each Executing Subsidiary shall obtain Agent's prior written consent;

                  (iv) Each Executing Subsidiary shall, at its sole cost and expense, appear in and defend any and all actions and proceedings arising under, relating to or in any manner connected with any Lease or the obligations, duties or liabilities of the lessor or any tenant or guarantor thereunder, and shall pay all costs and expenses of Agent, including court costs and reasonable attorneys' fees, in any such action or proceeding in which Agent may appear;

                  (v) Each Executing Subsidiary shall give prompt notice to Agent of any notice of any default by the lessor under any Lease received from any tenant or guarantor thereunder;

                  (vi) Each Executing Subsidiary shall enforce the observance and performance of each covenant, term, condition and agreement contained in each Major Lease to be observed and performed by the tenants and guarantors thereunder and shall immediately notify Agent of any material breach by the tenant or guarantor under any such Major Lease;

                  (vii) If any tenant under any Major Lease is or becomes the subject of any proceeding under the Bankruptcy Code or any other federal, state or local statute which provides for the possible termination or rejection of the Leases assigned hereby, each Executing Subsidiary covenants and agrees that if any such Major Lease is so terminated or rejected, no settlement for damages shall be made without the prior written consent of Agent, and any check in payment of damages for termination or rejection of any such Major Lease will be made payable both to the applicable Executing Subsidiary and the Lenders. Executing Subsidiary hereby assigns any such payment to the Lenders and further covenants and agrees that upon the request of the Lenders, it will duly endorse to the order of the Lenders any such check, the proceeds of which shall be applied in accordance with the provisions of the Assignment of Leases and Rents; and

                  (viii) Not later than thirty (30) days after the end of each calendar quarter, each Executing Subsidiary shall deliver to Agent a certified rent roll for the Mortgaged Property as of the last day of such period in a form reasonably satisfactory to Agent.

         (s) Management of Executing Subsidiaries. Each Executing Subsidiary which is a limited liability company shall be member managed by Borrower or managed by Advisor. Each Executing Subsidiary which is a limited partnership shall have as its managing general partner either Advisor or an entity wholly owned and controlled by Borrower or Advisor.

         (t) Depository Accounts. Borrower will set up and maintain its primary Depository Account with Agent and each Executing Subsidiary will set up and maintain and/or cause Property Manager to set up and maintain a Depository Account with respect to the applicable Mortgaged Property with Agent. The Executing Subsidiary or Property Manager, as applicable, shall not be permitted to maintain a Depository Account with any entity other than Agent with respect to the Mortgaged Properties.

SECTION 5.2. REPORTING COVENANTS. So long as the Commitment remains in effect or any monetary obligation to Agent or the Lenders hereunder or under the Promissory Notes or the other Loan Documents shall remain unpaid, Borrower will furnish to Agent and each Lender at Borrower's sole cost and expense:

         (a) Annual Financial Statements With Respect to Borrower. As soon as available and in any event within ninety (90) days after the end of each fiscal year, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, retained earnings, and cash flow of Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing acceptable to Agent, which such report shall be unqualified as to scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial condition as at the end of such fiscal year, and the consolidated results of operations and changes in cash flow for such fiscal year, of Borrower and its Subsidiaries in accordance with GAAP.

         (b) Quarterly Financial Statements With Respect to Borrower. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such quarter and the related consolidated statements of income, retained earnings, and cash flow of Borrower and its Subsidiaries for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and certified by Borrower's Authorized Representative that they are complete and correct and that they fairly present the consolidated financial condition as at the end of such fiscal quarter, and the consolidated results of operations and changes in cash flow for such fiscal quarter and such portion of Borrower's fiscal year, of Borrower and its Subsidiaries in accordance with GAAP (subject to normal, year-end audit adjustments). Each such quarterly financial statement shall include a calculation of the aggregate Indebtedness, EBITDA and Debt Service of Borrower and its Subsidiaries.

         (c) Annual Financial Statements With Respect to the Mortgaged Properties. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrower or at such time as the financial statements described in Section 5.2(a) above are furnished to Agent, a statement of gross revenues, direct operating expenses and net income of each of the Mortgaged Properties for such fiscal year, each of which statements shall (i) set forth in comparative form the figures for gross income, direct operating expenses and net income for the previous fiscal year, (ii) be prepared in reasonable detail, (ii) be certified by Borrower's Authorized Representative that they are complete and correct and that they fairly present the gross revenues, direct operating expenses and net income of each such property as at the end of such fiscal year, in accordance with GAAP and (iv) state that such consolidated statement presents fairly the gross revenues, direct operating expenses and net income as at the end of such fiscal year of each such statement in accordance with GAAP.

         (d) Monthly Financial Statements With Respect to the Mortgaged Properties. As soon as available and in any event within fifteen (15) days after the end of each calendar month, a statement of gross revenues, direct operating expenses and net income for each of the Mortgaged Properties as at the end of such month, each of which statements shall (x) set forth in comparative form the figures for the corresponding month during Borrower's previous fiscal year, (y) be prepared in reasonable detail and (z) be certified by Borrower's Authorized Representative that they are complete and correct and that they fairly present the gross revenues, direct operating expenses and net income of each such property as at the end of such month, in accordance with GAAP (subject to normal, year-end audit adjustments).

         (e) No Default/Compliance Certificate. Together with the financial statements required pursuant to Sections 5.2(a), (b), (c) and (d) above, a certificate of an Authorized Representative to the effect that, based upon a review of Borrower's activities and such financial statements during the period covered thereby, that (i) Borrower is in compliance with the covenants set forth in Sections 5.1(n) and (o), and (ii) no Event of Default and no Default exists under this Agreement, or if an Event of Default or a Default exists hereunder, specifying the nature thereof and Borrower's actions taken or proposed to be taken in response thereto. An Authorized Representative shall complete the form of certificate attached as Exhibit K to this Agreement and shall certify thereon that Borrower is in compliance with all financial covenants under this Agreement (the "COMPLIANCE CERTIFICATE").

         (f) Notice of Default or Events of Default. Promptly after acquiring knowledge of the occurrence of a Default or an Event of Default, a certificate of an Authorized Representative specifying the nature thereof and Borrower's proposed response thereto.

         (g) Litigation. Promptly after (i) the occurrence thereof, Borrower shall deliver notice of the institution of, or any Material Adverse Change in, a Major Action, (ii) Borrower receives actual knowledge thereof, Borrower shall deliver notice of the threat of any such action, suit, proceeding, investigation or arbitration that could result in a Material Adverse Change, or (iii) receipt thereof, Borrower shall deliver notice of any claims relating to the Lenders' interests or any proposal by a Governmental Authority to acquire any part of the Mortgaged Properties.

         (h) Adverse Change. Immediately after Borrower knows of the occurrence of any change, event or circumstance which could result in a Material Adverse Change with respect to (i) the transactions contemplated by this Agreement, the Promissory Notes, or any Loan Documents, including, without limitation, Borrower's ability to perform, any of its obligations under this Agreement or any of the other Loan Documents, (ii) the business, condition (financial or otherwise), prospects or results of operation of Borrower or any of the Mortgaged Properties, a certificate of an Authorized Representative specifying the nature of such change.

         (i) Auditors Letters. Annually, letters from Borrower's independent public accountants addressed to Agent and the Lenders stating that in the course of the conduct of their audit of Borrower's financial statements and their review of Borrower's accounting procedures, such accountants discovered no material weakness or other problem with Borrower's record-keeping controls, accounting procedures or otherwise.

         (j) Other Information. With reasonable promptness, such other information about Borrower and the Mortgaged Properties as Agent or the Lenders may reasonably request from time to time.

SECTION 5.3. NEGATIVE COVENANTS. So long as the Commitment remains in effect or any monetary obligations to Agent or the Lenders hereunder or under the Promissory Notes or the other Loan Documents shall remain unpaid, neither Borrower nor any Executing Subsidiary will:

         (a) Indebtedness. Create, incur, assume, or suffer to exist, any Indebtedness other than:

                  (i) the Indebtedness hereunder and under the other Loan Documents;

                  (ii) non-recourse Indebtedness (which is not secured by a Mortgage) in the nature of a deferred purchase price for a Mortgaged Property;

                  (iii) unsecured current liabilities (not the result of borrowing) incurred in the ordinary course of business for current purposes and not represented by any note or other evidence of Indebtedness;

                  (iv) subordinate loans used for the acquisition of Mortgaged Properties secured by junior mortgages encumbering a Mortgaged Property with respect to which Agent has entered into Intercreditor Agreements with the applicable Subordinate Mortgagees; provided such loans have a maturity date no longer than one hundred twenty (120) days after the date the applicable Mortgaged Property is acquired by the applicable Executing Subsidiary; and

                  (v) non-recourse Indebtedness (with customary recourse carveouts) not secured by or associated with the Mortgaged Property.

         (b) Available Amount. Permit the aggregate principal amount of all outstanding Advances at any time to exceed the Borrowing Base Loan Amount.

         (c) Distributions. Make any dividend or distribution in respect of its partnership interests at any time during which a Default hereunder remains uncured or if a Default or Event Default exists hereunder or has existed during the previous two (2) calendar quarters, and otherwise except as set forth in the organizational documents.

         (d) Organizational Documents. Amend, modify or supplement any of its organizational documents, without the prior written consent of Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

         (e) Subsidiaries. Notwithstanding anything herein to the contrary, in no event shall Borrower be permitted to transfer any portion of the Collateral Pool owned by Borrower to any Subsidiary (other than an Executing Subsidiary) without the prior written consent of Agent, which may be withheld in its sole discretion.

         (f) Sales, Transfers. Sell, transfer or enter into any agreement for the sale or transfer of any of the Mortgaged Properties except for transfers to Borrower or any member of Borrower and except for sales or transfers made in connection with the release of a Mortgaged Property from the Liens created hereby and by the other Loan Documents in accordance with the terms of Article IX hereof.

         (g) Liens. Create, incur, assume, or suffer to exist any Lien on any Mortgaged Property to secure any Indebtedness of Borrower or any other Person, other than Permitted Encumbrances.

         (h) Mergers, Sales, Etc. (i) Merge into or consolidate with any other Person, or sell, lease, or otherwise dispose of all or any substantial part of its property or assets to any other Person; (ii) sell, assign, hypothecate, pledge, encumber, finance, transfer, or otherwise dispose of any or all of its interest in any Mortgaged Property without the prior written consent of Agent; or (iii) sell, assign, hypothecate, pledge, encumber, finance, transfer or otherwise dispose of more than forty-nine percent (49%) of the stock, partnership units or beneficial ownership interests in Borrower or General Partner in one or a series of related transactions, in each case other than to a Person who is a member or general partner of Borrower on the effective date of the transaction in question; provided, however, if at any time Borrower enters into any other mortgages or loan transactions which contain a provision restricting the sale, assignment, hypothecation, pledge, encumbrance, financing, transfer or other disposition of the stock, partnership units or beneficial ownership interests in Borrower in one or a series of related transactions that is more restrictive than the restriction set forth in this subclause (iii), then the most restrictive provision in any other mortgage or loan transaction entered into by Borrower regarding the sale, assignment, hypothecation, pledge, encumbrance, financing, transfer or other disposition of the stock, partnership units or beneficial ownership interests in Borrower in one or a series of related transactions shall be deemed to be incorporated into this Agreement as and for the restriction set forth in this subclause (iii) as if set forth fully herein.

         (i) Changes in Property or Business. Except with the prior written consent of Agent:

                  (i) Make or allow any material change to be made in the nature of the use of any Mortgaged Property, or any part thereof from that in effect on the date hereof or the date acquired, as the case may be; or

                  (ii) Initiate or acquiesce in any change in any Use Requirements now or hereafter in effect and affecting any Mortgaged Property or any part thereof.

         (j) Transactions with Affiliates. In the event any Executing Subsidiary acquires a Mortgaged Property from an Affiliate of the Borrower or Guarantors, the Acquisition Costs for such Mortgaged Property shall be no greater than the Acquisition Costs paid by such Affiliate to a third party seller for such Mortgaged Property.

         (k) Confidentiality. Borrower shall not disclose the terms of this Agreement or the other Loan Documents to any Person except as may be required by law, GAAP or to lawyers, accountants, advisors or consultants of Borrower on a need to know basis. Without limitation to the foregoing, Borrower agrees not to allow a copy of this Agreement or the other Loan Documents to be filed with the Securities and Exchange Commission except as may be required by law.

         (1) Use of Proceeds. Use the proceeds of the Advances for other than Permitted Purposes.

         (m) Nature of Business. Make any material change in the nature or scope of its business, and, in the case of each Executing Subsidiary, own any real property which does not constitute a Mortgaged Property.

         (n)      Hazardous Materials.

                  (i) Use or permit or suffer use of any Mortgaged Property or any part thereof or any interest therein or conduct any activity or operations thereon in any manner which:

                           (A) would involve or result in the occurrence or presence of or exposure to Hazardous Materials at, upon, under, across or within any Mortgaged Property or any part thereof not in the ordinary course of operation;

                           (B)      would violate any Relevant Environmental
                  Laws; or

                           (C) would result in the occurrence of any Environmental Discharge.

                  (ii) Install or suffer or permit installation or Presence on, in or under any Mortgaged Property or any part thereof of any underground or above-ground containers for the storage of fuel oil, gasoline or other petroleum products or by-products, except (i) such above-ground containers that are required for the operation of the Mortgaged Property and that are at all times in compliance with all Relevant Environmental Laws and any other applicable Requirements of Law and (ii) such underground containers that are required for the operation of the Mortgaged Property and are at all times in compliance with all Relevant Environmental Laws and any other applicable Requirements of Law.

                  (iii) Transfer or permit or suffer any transfer of any Mortgaged Property or any part thereof or any interest therein or of the interest of any tenant or lessee under any Lease, or of any Person entitled to operate or manage the Mortgaged Property unless such transfer is made in substantial compliance with all Requirements of Law.

         (o) Leases. (i) Enter into, terminate or modify any Major Lease without the prior written consent of Agent.

                  (ii)     Release the liability of any tenant under any Lease,
(2) consent to any tenant's withholding of rent or making monetary advances and off-setting the same against future rentals, (3) consent to any tenant's claim of a total or partial eviction, (4) consent to a tenant termination or cancellation of any Major Lease, except as specifically provided therein, or (5) enter into any oral leases with respect to all or any portion of the Premises;

                  (iii) Make any other assignment of its entire or any part of its interest in or to any or all Leases, or any or all rents, issues, income or profits assigned hereunder, except as specifically permitted by the Loan Documents;

                  (iv) Accept a surrender of any Lease or convey or transfer, or suffer or permit a conveyance or transfer, of the premises demised under any Lease or of any interest in any Lease so as to effect, directly or indirectly, proximately or remotely, a merger of the estates and rights of, or a termination or diminution of the obligations of, any tenant thereunder; any termination fees payable under a Lease for the early termination or surrender thereof shall be paid jointly to the applicable Executing Subsidiary and the Lenders;

                  (v) Alter, modify or change the terms of any guaranty of any Lease, or cancel or terminate any such guaranty or do or permit to be done anything which would terminate any such guaranty as a matter of law;

                  (vi) Waive or excuse the obligation to pay rent under any Lease in excess of $10,000 in any Lease and $50,000 in the aggregate;

                  (vii) Permit any of the Leases to become subordinate to any lien or liens other than liens securing the Indebtedness or liens for general real estate taxes not delinquent; or

                  (viii) Execute hereafter any Lease unless there shall be included therein a provision providing that the tenant thereunder acknowledges that such Lease has been assigned pursuant to an Assignment of Leases and Rents and agrees not to look to Lenders as mortgagee, mortgagee in possession or successor in title to the Mortgaged Property for accountability for any security deposit required by lessor under such Lease unless such sums have actually been received in cash by Lenders as security for tenant's performance under such Lease;

         (p) Senior Management. Permit any change in the Persons at the level of President and/or Chief Operating Officer without the prior written consent of Agent, which such consent shall not be unreasonably withheld.

SECTION 5.4. CASUALTY. Borrower agrees that if at any time prior to the repayment in full of the Advances and the termination of the Commitment (including, but not limited to, at any time, prior to or after an Event of Default) any Mortgaged Property is damaged by fire, earthquake or other casualty in such a manner so that it is unlikely, in Agent's judgment, that such Mortgaged Property will be restored on or prior to the date which is six (6) months prior to the Maturity Date to the same physical, leased and operating condition as it exists prior to such casualty, Borrower shall, within twenty
(20) days of Agent's written request, direct that the insurance proceeds from the casualty be delivered over to Agent, to be applied by Agent to repayment of the Advance or Borrower's other obligations under this Agreement and the other Loan Documents.

                                   ARTICLE VI.

                                EVENTS OF DEFAULT


SECTION 6.1. EVENTS OF DEFAULT. The occurrence and continuance of any of the following specified events shall constitute an "EVENT OF DEFAULT":

         (a) Payments. Borrower shall fail to pay (i) within five (5) days after the due date thereof, any principal of the Advances hereunder (including, without limitation, by mandatory prepayment), provided, however, that such five
(5) day period shall not operate to extend the Maturity Date, (ii) within five
(5) days after the due date thereof, any interest on any of the Advances (including, without limitation, by mandatory prepayment) or (iii) within five
(5) days after notice from Agent, any fees or any other amount payable hereunder or under the other Loan Documents.

         (b) Specified Covenants. Borrower shall fail to observe or perform any of the covenants contained in Sections 5.1(n) and (o) hereof (collectively, the "SPECIFIED COVENANTS") and shall thereafter fail to remedy the same within ten (10) Business Days of the occurrence thereof by prepaying Advances in accordance with the terms of Section 2.8 hereof in amounts sufficient to render Borrower in compliance with the Specified Covenants, provided that the foregoing provisions of this Section shall in no event be deemed to permit Borrower to prepay Advances except in strict accordance with the terms of Section 2.8 hereof.

         (c) Negative Covenants. Borrower shall fail to observe any of the covenants specified in Section 5.3(a) through (p).

         (d) Other Covenants. Borrower shall fail to observe or perform any covenant or agreement (other than those referred to in Sections 6.1(a), (b) and (c)) and such failure shall remain unremedied (i) in the case of covenants or agreements contained in Section 5.2(a) through (e) of this Agreement, for ten
(10) Business Days after the occurrence thereof; or (ii) in all other cases, for thirty (30) days after notice from Agent. In the event that a breach of a covenant described in clause (ii) above cannot be cured within thirty (30) days after notice thereof and Borrower has during such 30-day period commenced to cure such breach and thereafter diligently pursues all necessary efforts to effect a cure, an Event of Default shall be deemed only to have occurred if the breach either cannot be remedied, or remains unremedied, for sixty (60) days after the occurrence thereof.

         (e) Representations. Any representation, warranty, or statement made or deemed to be made by Borrower or any of their officers under or in connection with this Agreement shall have been incorrect in any material respect as of the date hereof, or as of the date deemed to have been made.

         (f) Defaults Under Loan Documents. Borrower shall fail to observe or perform any covenant or agreement contained in any Loan Document, or any default shall occur and be continuing thereunder after any notice and lapse of applicable cure periods under such Loan Document.

         (g) Bankruptcy. Borrower, an Executing Subsidiary or a Guarantor shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against any of the foregoing entities and the petition is not dismissed within ninety (90) days after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of any of the foregoing entities; or any of the foregoing entities commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any of the foregoing entities or there is commenced against any of the foregoing entities any such proceeding which remains undismissed for a period of ninety (90) days; or any of the foregoing entities is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any of the foregoing entities suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or any of the foregoing entities makes a general assignment for the benefit of creditors; or any of the foregoing entities shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any of the foregoing entities shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any of the foregoing entities shall by any act or failure to act indicate its consent to, approval of, or acquiescence in any of the foregoing; or any action is taken by any of the foregoing entities for the purpose of effecting any of the foregoing; or any of the foregoing.

         (h) Money Judgment. A judgment or order for the payment of money in excess of the greater of (x) $250,000 or (y) 0.75% of the Total Assets shall be rendered against Borrower and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of thirty (30) days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement, or otherwise) (or, if such judgment is covered by insurance, such longer period during which Borrower is appealing or otherwise contesting such judgment in good faith).

         (i) Material Adverse Change. Any Material Adverse Change shall occur.

SECTION 6.2. GLOBAL REMEDIES. Upon the occurrence and continuation of an Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, Agent may, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Lenders to enforce its claims against Borrower: (i) declare the Commitment terminated, whereupon the Commitment shall terminate immediately; (ii) declare all or any portion of the principal of and any accrued interest on the Advances and all other obligations owing hereunder and under the other Loan Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which ate hereby waived by Borrower, (iii) foreclose on any portion of the Collateral Pool concurrently or in such order as Agent may from time to time see fit; or (iv) take any action permitted under any Loan Document; provided, that, if any Event of Default specified in Section 6. l(g) shall occur, the result which would occur upon the giving of written notice by Agent to Borrower, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice.

SECTION 6.3. MARSHALING; WAIVER OF CERTAIN RIGHTS; RECAPTURE. Neither Agent nor the Lenders shall be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of such parties. To the extent permitted by law, Borrower waives and renounces the benefit of all valuation, appraisement, homestead, exemption, stay, redemption, and moratorium rights under or by virtue of the constitution and laws of the state in which the Mortgaged Properties are located and of any other state or of the United States, now existing or hereafter enacted. To the extent Agent or any Lender receives any payment by or on behalf of Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower or its estate, trustee, receiver, custodian, or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced, or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to such party as of the date such initial payment, reduction, or satisfaction occurred, together with interest at the Default Rate. Borrower agrees that (i) Agent on behalf of the Lenders shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings from time to time, as Agent, in its sole and absolute discretion, shall determine from time to time, (ii) the Collateral Pool may be sold at such proceeding or proceedings in one or more sales and in such portions or combinations as Agent, in its sole and absolute discretion, shall determine,
(iii) Agent, on behalf of the Lenders, shall not be required to marshal assets, sell any portion of the Collateral Pool in any inverse order of alienation, or be subject to any "one action" or "election of remedies" law or rule, (iv) the exercise by the Lenders of any remedies against any one item of the Collateral Pool will not impede the Lenders from subsequently or simultaneously exercising remedies against any other item of the Collateral Pool, and (v) all Liens and other rights, remedies, or privileges provided to Agent and the Lenders under this Agreement and the other Loan Documents shall remain in full force and effect until Agent and the Lenders have exhausted all of their remedies against the Collateral Pool and all of the Collateral Pool has been foreclosed, sold or otherwise realized upon in satisfaction of the Promissory Notes and the other obligations of Borrower to Agent and the Lenders. Each Lender and its officers, directors, shareholders, employees, counsel and agents shall not incur any liability as a result of the sale of the Collateral Pool, or any part thereof, in accordance with the provisions of this Agreement or any Loan Document, or for the failure to sell or offer for sale the Collateral Pool, or any part thereof, for any reason whatsoever. Borrower waives any claims against each Lender and its officers, directors, shareholders, employees, counsel and agents arising with respect to the price at which the Collateral Pool, or any part thereof, may have been sold by reason of the fact that such price was less than the aggregate amount of the indebtedness due under the Promissory Notes, this Agreement and the other Loan Documents.

SECTION 6.4. APPLICATION OF PROCEEDS.

         (a) All proceeds received by Agent or the Lenders in respect of the repayment of any sums due hereunder or in connection with a foreclosure sale of all or any portion of the Collateral Pool after the occurrence of an Event of Default shall be applied: first, to the costs of enforcement of the Lenders' rights hereunder and under the other Loan Documents; second, to any unpaid fees payable under this Agreement and the other Loan Documents in such order of priority as Agent, in its sole and absolute discretion, shall determine but subject to the rights of the Lenders; third, to any accrued and unpaid interest (including all interest owing at the Default Rate) on Advances made hereunder; fourth, to the principal amount of the Advances; and fifth, if any excess proceeds exist, to Borrower or any party entitled thereto as a matter of law.

         (b) Agent shall have the right, but not the obligation, to deposit any proceeds in its possession which are available under clause (v) of Section 6.4(a) above into a court of competent jurisdiction for determination by such court of the disposition of such excess proceeds and upon such deposit, Agent shall have no further liability with respect to such proceeds. All costs and expenses of Agent in connection with such action may be deducted or charged by Agent against such excess proceeds and shall otherwise be reimbursed by Borrower upon demand. Agent shall have the right, but not the obligation, to request and rely on the instructions of Borrower in connection with the disposition of any such excess proceeds and, upon compliance with such instructions, shall have no further liability with respect to such proceeds.

SECTION 6.5. ATTORNEYS-IN-FACT. Borrower hereby makes, constitutes and appoints Agent, and its agents and designees, the true and lawful agents and attorneys-in-fact of Borrower, with full power of substitution, to take any or all of the following actions during the continuance of an Event of Default: (i) to receive, open and dispose of all mail addressed to Borrower relating to the Collateral Pool, (ii) to notify and direct the United States Post Office authorities by notice given in the name of Borrower and signed on its behalf, to change the address for delivery of all mail addressed to Borrower relating to the Collateral Pool to an address to be designated by Agent, and to cause such mail to be delivered to such designated address where Agent may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments in payment of the Collateral Pool in which Agent has a security interest hereunder and any documents relative thereto, with full power to endorse the name of Borrower upon any such notes, checks, acceptances, drafts, money orders or other form of payment or on the Collateral Pool or security of any kind and to effect the deposit and collection thereof, and Agent shall have the further right and power to endorse the name of Borrower on any documents otherwise relating to such Collateral Pool, and (iii) to do any and all other things necessary or proper to carry out the intent of this Agreement and to perfect and protect the Liens and rights of Agent created under this Agreement, including, without limitation, to claim, bring suit, settle or adjust any insurance proceeds claims relating to the Collateral Pool. Borrower agrees that neither the Lenders nor any of their officers, directors, shareholders, employees, counsel, agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law, except for any acts of gross negligence or willful misconduct, the powers granted hereunder are coupled with an interest and shall be irrevocable during the term hereof.

SECTION 6.6. ACTIONS IN RESPECT OF LETTERS OF CREDIT.

         (a) If, at any time and from time to time, any Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, Agent may, whether in addition to the taking by Agent of any of the actions described in this Article 6 or otherwise, make a demand upon Borrower to, and forthwith upon such demand (but in any event within ten (10) days after such demand), Borrower shall, pay to Agent, in same day funds, an amount equal to the amount of the Letter of Credit Usage under the Letters of Credit, for deposit in a special cash collateral account (the "LETTER OF CREDIT COLLATERAL ACCOUNT") to be maintained in the name of Agent, for the benefit of the Lenders, under Agent's sole dominion and control, and at such place as shall be designated by the Agent.

         (b) Borrower hereby pledges, assigns and grants to Agent, for its benefit and the benefit of the Lenders, a lien on and a security interest in, the following collateral (the "LETTER of CREDIT COLLATERAL"):

                  (i) the Letter of Credit Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

                  (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by Agent or the Lenders for or on behalf of Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                  (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                  (iv) to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

         The lien and security interest granted hereby secures the payment of all obligations of Borrower now or hereafter existing hereunder and under any other Loan Document.

                  (c) Borrower hereby authorizes Agent to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall have become due and payable by Borrower to Agent in respect of the Letters of Credit.

                  (d) Neither Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in
Section 6.6(h) hereof.

                  (e) Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 6.6.

                  (f) If any Event of Default shall have occurred and be continuing:

                           (i)      Agent may, in its sole discretion, without
notice to Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of first, (x) amounts previously drawn on any Letter of Credit that have not previously been reimbursed by the Borrower and (y) any Letter of Credit Usage described in clause (ii) of the definition thereof that are then due and payable and second, any other unpaid Advances then due and payable against the Letter of Credit Collateral Account or any part thereof, in such order as the Lender shall elect.

                           (ii)     Agent may also exercise, in its sole
discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC in effect at that time.

         (g) Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which Agent accords its own property, it being understood that, assuming such treatment, Agent shall not have any responsibility or liability with respect thereto.

         (h) At such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrower. Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the outstanding Advances and Letters of Credit hereunder and under any other Loan Document after the Maturity Date shall be paid to Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                                  ARTICLE VII.

                            AGENCY AND INTERCREDITOR


SECTION 7.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints LaSalle Bank National Association, as Agent of such Lender under the Loan Documents, and each such Lender irrevocably authorizes LaSalle Bank National Association, to act as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto. Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement and the Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of Agent shall be read into any of the Loan Documents or otherwise exist against Agent. The provisions of this Article are solely for the benefit of Agent and the Lenders, and Borrower shall not have any rights as a third party beneficiary or otherwise under any of the provisions of this Article II. In performing its functions and duties under the Loan Documents, Agent shall act solely as Agent or the Lenders and does not assume nor shall Agent be deemed to have assumed any obligation or relationship of trust or agency with or for Borrower or any of such party's respective successors and assigns.

SECTION 7.2. DELEGATION OF DUTIES. Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (including its internal counsel) concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 7.3. EXCULPATORY PROVISIONS. Agent shall not be (a) liable for any action lawfully taken or omitted to be taken by it or any Person described in
Section 7.2 under or in connection with any Loan Document (except for those actions arising from Agent's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Borrower contained in any Loan Document, or by Borrower in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with any Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or any such certificate, report, statement or other document, or for any failure of Borrower, or any Lender to perform or observe its respective obligations hereunder or thereunder. Unless Agent shall have been requested in writing to do so by a Lender on such Lender's behalf, Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of any Loan Document, or to inspect the properties, or the books or records of Borrower. This Section 7.3 is intended to govern solely the relationship between Agent, on the one hand, and the Lenders, on the other.

SECTION 7.4. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation (including by telephone) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, its internal counsel and counsel to Borrower), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Lenders required pursuant to this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

SECTION 7.5. NOTICE OF DEFAULT.

         (a) Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless (i) Agent has received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default," or (ii) Agent, in its capacity as a Lender, has actual knowledge of such Default or Event of Default. In the event that Agent receives such a notice. Agent shall promptly give notice thereof to the Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as Agent shall deem advisable and in the best interests of the Lenders.

         (b) Each Lender agrees that it shall promptly notify Agent in writing after it first has knowledge of any Default or Event of Default or of any matter which in such Lender's judgment adversely affects any Lender's respective interests in the Commitment, which notice will describe the Default or Event of Default or matter in reasonable detail. Agent shall give a copy of any such notice received by Agent to the other Lenders if such notice pertains to a Decision by the Lenders pursuant to Sections 7.14 or 7.15 hereof.

SECTION 7.6. NON-RELIANCE ON AGENT AND THE OTHER LENDERS. Each Lender expressly acknowledges that neither Agent, nor any of its officers, directors, employees, agent, attorneys-in-fact or affiliates, has made any representations or warranties to it and that no act by Agent hereafter taken, including, without limitation, any review of the affairs of Borrower shall be deemed to constitute any representation or warranty by Agent. Each Lender represents and warrants to Agent that it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate,
(a) made its own appraisal of and investigation into the business, operations, property, prospects, financial and other condition, creditworthiness and solvency of Borrower, (b) satisfied itself as to the due execution, legality, validity, enforceability, genuineness, sufficiency and value of all of the Loan Documents and all other instruments and documents furnished pursuant to any Loan Document, an (c) made its own decision as to its Percentage of the Commitment pursuant to this Agreement. Each Lender also represents that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analyses, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required pursuant to the Loan Documents to be furnished by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of Borrower which may come into the possession of Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 7.7. INDEMNIFICATION. The Lenders agree to indemnify Agent (in its capacity as such) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by Borrower and without limiting the obligation, if any, of Borrower to do so), ratably in accordance with their Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursement of any kind or nature whatsoever (including, without limitation, the fees and disbursement of counsel for Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of Agent or such Person as determined by a court of competent jurisdiction). The agreements in this subsection shall survive the payment of the Promissory Notes and all other amounts payable hereunder.

SECTION 7.8. AGENT IN ITS INDIVIDUAL CAPACITY. LaSalle Bank National Association and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower as though it were not Agent hereunder. With respect to Advances made or renewed by it and any Promissory Note issued to it, Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not Agent.

SECTION 7.90. AGENTS RESIGNATION. Agent may resign at any time by giving notice thereof to the Lenders and Borrower. Upon any such resignation, the Required Lenders shall designate in writing another Person as the successor Agent. If such proposed successor Agent agrees in writing to act as Agent in accordance with the terms hereof, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation hereunder, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 7.10. APPOINTMENT OF A SUBSTITUTE AGENT. LaSalle Bank National Association shall be Agent under this Agreement and the Loan Documents until the Loan Documents have been terminated and the Lenders have been paid in full. In the event that LaSalle Bank National Association has a conflict which requires that it not act as Agent in connection with certain matters as to which LaSalle Bank National Association deems a conflict of interest exists, LaSalle Bank National Association may, at its option and upon thirty (30) days' prior written notice to Borrower and the Lenders, request a substitute Agent be selected in accordance with the terms of this Section to act as Agent with respect to such matters. LaSalle Bank National Association shall request a substitute Agent in accordance with the terms of this Section in the event that LaSalle Bank National Association has sold its entire interest in the Commitment to a Purchasing Lender (as hereafter defined). Within fifteen (15) days after receipt of such notice, the Required Lenders shall select a proposed substitute agent and shall notify Borrower of the identity of such proposed substitute agent. After any retiring substitute Agent's resignation hereunder as substitute Agent, the provisions of this Section 7.10 and Section 8.4 hereof shall inure to the benefit of such retired substitute Agent as to any actions taken or omitted to be taken by it while it was substitute Agent under this Agreement.

SECTION 7.11. LOANS. Each Lender shall make available to Borrower such Lender's portion of the Commitment subject to and in accordance with the provisions of the Loan Documents. Borrower shall look solely to each Lender for the performance of such Lender's obligations, covenants and agreements under the Loan Documents on the part of each Lender to be performed or observed with respect to each such portion of the Commitment, subject to and upon the conditions, limitations and restrictions set forth herein and in the other Loan Documents, as evidenced by the signature of each such party hereto. In the event any Lender has not made available its Percentage of any Advance or Letter of Credit draw, Agent may (but shall not be obligated to), and each Lender authorizes Agent to, advance for such Lender's account, pursuant to the terms hereof, the amount of the Advance or Letter of Credit draw to be made by such Lender and each Lender agrees to reimburse Agent in immediately available funds for any amount so advanced on its behalf. If any such reimbursement is not made in immediately available funds on the same day on which Agent shall have made such amount available on behalf of any Lender, such Lender shall also pay interest thereon to Agent at the Federal Funds Rate. In the event that Agent advances a Lender's Percentage of any Advance or Letter of Credit draw pursuant to the terms of this Section 7.11 and such Lender fails to reimburse Agent,

Borrower shall repay such amounts to Agent, together with interest thereon at the Default Rate until so repaid.

SECTION 7.12. PRIORITY OF LOANS. Each Lenders portion of the Commitment shall be of equal priority with each other Lender's portion of the Commitment, and no portion of the Commitment shall have priority or preference over any other portion of the Commitment or the security therefor.

SECTION 7.13 BOOKS AND RECORDS. Agent will keep customary books and records relating to the Advances, and such books and records shall be available at Agent's office for the Lenders' reasonable inspection during Agent's normal business hours.

SECTION 7.14 DECISIONS OF THE LENDERS. (a) Except as expressly set forth in Sections 7.15 and 7.16 hereof, all decisions, consents, waivers, approvals and other actions (collectively, "DECISIONS") authorized to be taken under or in connection with this Agreement and the other Loan Documents by any Lender shall be taken by Agent in its discretion reasonably exercised, subject to the provisions of Section 7.4 hereof. Except as expressly provided in Sections 7.15 and 7.16 hereof, Agent (i) may consent or withhold consent to any action by Borrower, (ii) may exercise or refrain from exercising any power, rights or remedies hereunder or under the other Loan Documents or otherwise in respect of the Advances, and/or (iii) may waive any conditions in any Loan Documents, so long as such consent, exercise or waiver would not, in Agent's judgment reasonably exercised, represent a departure from the standards followed by Agent in the administration of loans held by Agent entirely for its own account. Agent may request a Decision with respect to matters described in Sections 7.15 and
7.16 hereof at any time by making a request for such Decision in writing to all of the Lenders. Any such request (x) shall contain an adequate description together with relevant background information of the Decision being requested,
(y) shall specify the reasons for such request, and (z) shall state the effect of not responding to such notice as set forth in this Section 7.15. Agent will provide the Lenders with such additional information as the Lenders may reasonably request to assist such Lenders in reaching a Decision, to the extent such information is in Agent's possession or under its control. The requested Decision shall be deemed approved by the Lenders if and when Agent receives written approval from the required percentage of the Lenders as specified in Sections 7.15 and 7.16 hereof, as the case may be. If a Lender does not deliver to Agent a written objection thereto within ten (10) Business Days after hand delivery, mailing or delivery to an express courier service of the request by Agent, such Lender shall be deemed to have approved the requested Decision. If Agent is unable to contact the usual representatives of a Lender for any reason, Agent will make a good faith effort to contact other representatives of such Lender as necessary to reach a Decision within the allotted time. To the extent that Agent reasonably deems necessary, any such Decision may also be requested telephonically by Agent from each Lender with such telephonic request to be confirmed in writing by Agent. Any Decision as to which Agent has made telephonic requests for approval shall be deemed approved by the Lenders after Agent has received the written approval of the required percentage of the Lenders as specified in Sections 7.15 and 7.16 hereof. Borrower shall be promptly notified of the Decision, if such Decision was made in response to a request by Borrower.

SECTION 7.15 UNANIMOUS APPROVALS BY THE LENDERS. No written amendment, supplement, modification or waiver which adds, deletes, changes or waives any provisions of the Loan

Documents shall (a)(i) extend either the Maturity Date or any installment or required prepayment of any Advances; (ii) reduce the rate or extend the time of payment of interest on any Advances; (iii) reduce the principal amount of any Advances; (iv) reduce the fees payable under this Agreement and the other Loan Documents, or any other fee payable to the Lenders; (v) change any Lender's portion of the Commitment or the amount of any Advance of any Lender; or (vi) change any provision of this Section 7.15 or the definition of Required Lenders; or (b) amend, modify or waive any provision of any Loan Document, if the effect thereof is to affect the rights or duties of Agent, without the written consent of the then Agent. Any such amendment, supplement, modification or waiver shall apply to each of the Lenders equally and shall be binding upon Borrower, the Lenders, Agent and all future holders of the Promissory Notes. In the case of any waiver, Borrower, the Lenders and Agent shall be restored to their former position and rights hereunder and under the outstanding Promissory Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

SECTION 7.16. APPROVALS BY THE REQUIRED LENDERS.

         (a) Upon Agent's receipt of a notice of default (as defined in Section 7.5(a) hereof) with respect to an Event of Default, Agent shall consult with the Lenders in respect of any such Event of Default to determine a course of action which is acceptable to the Required Lenders. Subject to Section 7.15 hereof, Agent shall pursue any such course of action approved by the Required Lenders in respect of any such Event of Default, including, without limitation, acceleration of the Advances. In the event that the Required Lenders cannot decide which remedies, if any, are to be pursued, Agent may commence proceedings on behalf of the Lenders; provided, however, that if at any time thereafter the Required Lenders shall direct that a different or additional remedial action shall be taken, such different or additional remedial action shall be taken in lieu of or in addition to such proceedings.

         (b) Agent shall not, without the prior approval of the Required Lenders, (i) enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any of the provisions of Article V or Section 6.1, except to the extent such amendment, supplement, modification or waiver requires the unanimous consent of the Lenders pursuant to Section 7.15 hereof, or (ii) enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provision of the Loan Documents, except to the extent such amendment, supplement, modification or waiver requires the unanimous consent of the Lenders (pursuant to Section 7.15 hereof), or (iii) consent to, approve, or waive the requirement of receipt of, any documents, certificates or other agreements or statements delivered or to be delivered by Borrower or any other Person pursuant to Article III hereof or (iv) consent to or permit (if not expressly permitted under the Loan Documents) the assignment or transfer by Borrower of any of its rights and obligations under any Loan Document, consent to any merger or consolidation or sale, lease or other disposal of all or a substantial part of Borrower's property or assets, modify any financial covenants, waive any Default or Event of Default, or waive or release any lien on any of the Mortgaged Properties or commence any judicial or nonjudicial foreclosure proceeding, in each case without the written consent of all the Lenders.

         (c) All losses, costs, expenses, disbursements, liabilities, fees (including reasonable attorneys' fees and disbursements), obligations, damages, suits, actions and penalties of any kind or nature whatsoever (collectively, a "LOSS") incurred by Agent in connection with the Advances shall be borne by the Lenders in accordance with each Lender's Percentage.

         (d) Each Lender shall, upon demand by Agent, reimburse Agent (to the extent not otherwise reimbursed by Borrower) for such Lender's Percentage of (i) any out-of-pocket expenses incurred by Agent in good faith in connection with any Event of Default under the Loan Documents (including, without limitation, reasonable fees and disbursements of outside counsel), and (ii) any other expenses incurred in good faith to the extent not reimbursed by Borrower in connection with the enforcement of the Loan Documents.

         (e) Borrower hereby consents and agrees to the provisions of Sections
7.14 through 7.16 and any modifications thereof entered into by Agent and the Lenders of such provisions and specifically acknowledges and agrees that, notwithstanding any provisions in the Loan Documents requiring action by the "Lenders" or similar provisions in connection with the declaration of an Event of Default, the acceleration of the indebtedness evidenced by the Loan Documents and/or the exercise of any remedies under the Loan Documents, Agent is hereby empowered to act on behalf of the Lenders in accordance with the provisions hereof and the authority of Agent with respect to any action taken by Agent pursuant to and in accordance with this Agreement shall not be contested by Borrower by reason of any different or conflicting provision contained in any of the Loan Documents.

SECTION 7.17. MANAGEMENT OF ACQUIRED COLLATERAL. If, following any Event of Default, Agent acquires title to one or more Mortgaged Properties by foreclosure under the Mortgage (or by deed-in-lieu of foreclosure), Agent shall hold title to such Mortgaged Property in its own name, as Agent for the Lenders to the extent of their Commitments. Each Lender hereby irrevocably waives any right to seek a partition of any interest in the Mortgaged Property. Agent shall have the sole and exclusive right to make (or to refrain from making) all decisions with respect to the leasing, encumbering, use, operation, maintenance, improvement, repair and restoration of the Mortgaged Property (and any improvements located thereon); provided, however, that Agent shall not, without the prior written consent of the Required Leaders (a) sell (or lease as a whole) the Mortgaged Property or encumber the Mortgaged Property with a mortgage, deed of trust or similar instrument securing indebtedness for borrowed money, or (b) make any single expenditure with respect to the Mortgaged Property in an amount in excess of $500,000 (exclusive of taxes and assessments, insurance premiums, utility charges and expenditures required to comply with applicable laws), or (c) make any material repairs, restorations and/or improvements to the Mortgaged Property (except to the extent required by applicable laws). Subject to the foregoing, each Lender, pro rata in accordance with its Commitment, shall reimburse Agent on demand for ail reasonable costs and expenses incurred by Agent in connection with the sale, lease, encumbering, use, operation, maintenance, improvement, repair and restoration of the Mortgaged Property (including ail costs and charged, insurance premiums, common area maintenance charges, leasing commissions, tenant improvement costs, repair costs and restoration costs). The indemnity provisions contained in Section 7.7 above shall apply equally to actions (and omissions) by Agent with respect to the Mortgaged Property so acquired by Agent. Each Lender shall participate pro rata in accordance with their respective Commitment in all income, expenses, profits and losses of the Mortgaged Property. Without limitation on the foregoing, Agent shall endeavor to consult with the Lenders prior to making any material decision regarding the Mortgaged Property.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

SECTION 8.1. NOTICES. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed, upon the third Business Day after the day on which it is deposited in the United States Registered or Certified Mail, postage prepaid, return receipt requested, addressed as set forth below; or (c) if by Federal Express or other reliable express courier service, on the next Business Day after delivered to such express courier service, addressed as set forth below:

         If to Borrower:          G REIT, L.P.
                                  c/o Triple Net Properties, LLC
                                  1551 North Tustin Avenue, Suite 650
                                  Santa Ana, California 92705
                                  Attention: Anthony W. Thompson, President

         with a copy to:          Hirschler Fleischer
                                  701 East Byrd Street
                                  Richmond, Virginia 23219
                                  Attention: Louis J. Rogers

         If to Agent:             LaSalle Bank National Association
                                  135 South LaSalle Street, Suite 1225
                                  Chicago, Illinois 60603
                                  Attention: Manager, Real Estate Administration

                                  LaSalle Bank National Association
                                  135 South LaSalle Street, Suite 1225
                                  Chicago, Illinois 60603
                                  Attention: Group Head, Commercial Real Estate

         with a copy to:          Jenner & Block, LLC
                                  One IBM Plaza
                                  Chicago, Illinois 60611
                                  Attention: Donald I. Resnick

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

SECTION 8.2. AMENDMENTS, ETC. No amendment or waiver of any provision of this or the other Loan Documents, nor consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by the party or its agent, if authorized to act on its behalf, against whom enforcement of such waiver or amendment is sought, and then such waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

SECTION 8.3. NO WAIVER: REMEDIES CUMULATIVE. No failure or delay on the part of the Lenders in exercising any right or remedy hereunder or under any other Loan Document and no course of dealing between Borrower and Agent or the Lenders shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder. The rights and remedies herein and in the other Loan Documents expressly provided are cumulative and not exclusive of any rights or remedies that the Lenders would otherwise have. No notice to or demand on Borrower not required hereunder or under the other Loan Documents in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lenders to any other or further action in any circumstances without notice or demand.

SECTION 8.4. PAYMENT OF EXPENSES, ETC. Borrower shall:

         (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of Agent) of, and in connection with the preparation, execution, and delivery of, preservation of rights under, enforcement of, and, after an Event of Default, refinancing, renegotiation, or restructuring of, this Agreement and the other Loan Documents and the documents and instruments referred to therein; any amendment, waiver, or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for Agent);

         (b) After an Event of Default, pay all reasonably out-of-pocket costs and expenses of the Lenders (including advice of counsel as to the rights and duties of the Lenders) in connection with such Event of Default;

         (c) to the extent permitted by applicable law, pay and hold Agent and the Lenders harmless from and against any and all present and future stamp, recording, and other similar taxes and fees with respect to the foregoing matters and save the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes and fees; and

         (d) indemnify Agent and the Lenders and each of their officers, directors, employees, Affiliates, representatives, and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages and expenses incurred by any of them (whether or not any of them is designated a party thereto) arising out of or by reason of any litigation, or other proceeding related to any actual or proposed use by Borrower of the proceeds of any of the Advances or Borrower entering into and performing of this Agreement or the other Loan Documents or resulting from the ownership of any Mortgaged Property, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation, or other proceeding; provided that Borrower shall not be obligated to indemnify any such Person to the extent of any costs, losses, liabilities, claims, damages, or expenses caused by the gross negligence or willful misconduct of such Person,

             If and to the extent that the obligations of Borrower under this
Section 8.4 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Borrower's obligations under this Section
8.4 shall survive any termination of this Agreement and the payment of the sums due hereunder and under the other Loan Documents.

SECTION 8.5. RIGHT OF SETOFF. in addition to and not in limitation of ail rights of offset that the Leaders may have under applicable law, the Lenders shall, upon the occurrence of any Event of Default and whether or not the Lenders have made any demand or Borrower's obligations are matured, have the right to appropriate and apply to the payment of Borrower's obligations hereunder and under the other Loan Documents, all deposits (general or special, time or demand, provisional or final) of Borrower then or thereafter held by, and other indebtedness or property then or thereafter owing by, the Lenders.

SECTION 8.6. BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

SECTION 8.7. GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) This Agreement and the other Loan Documents and the rights and obligations of the parties thereunder shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Illinois except as otherwise specifically provided in the Loan Documents.

         (b) Any legal action or proceeding with respect to this Agreement or the other Loan Documents or any document related thereto may be brought in the courts of the State of Illinois or of the United States of America for the Northern District of Illinois, and by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its property generally and unconditionally, the jurisdiction of the aforesaid courts. Borrower hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Borrower agrees that any process in any proceeding in any such court may be served on Borrower through the United States mails in accordance with Section 8.1.

         (c) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE PROMISSORY NOTE OR ANY OTHER LOAN DOCUMENTS AND FROM ANY COUNTERCLAIM THEREIN.

         (d) Nothing herein shall affect the right of the Lenders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

SECTION 8.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

SECTION 8.9. Headings Descriptive. The headings contained in this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

SECTION 8.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and all prior discussions, negotiations, term sheets, commitment letters, agreements, correspondence and document drafts with respect to such matters are merged herein and therein. Neither the Lenders nor any employee of the Lenders has authorized to make any representation or agreement upon which Borrower or its Affiliates may rely unless such matter is set forth in this Agreement or the other Loan Documents.

SECTION 8.11. FURTHER ASSURANCES. Borrower hereby agrees to, promptly upon the request of the Lenders, execute and deliver to the Lenders such additional documents and to provide such additional information as the Lenders may reasonably require to carry out or confirm the terms of this Agreement or the other Loan Documents.

SECTION 8.12. PARTICIPATION. Any Lender may at any time after the execution and delivery of this Agreement, sell to one or more Persons (each a "PARTICIPANT") participating interests in any Advance owing to such Lender, any Promissory Note held by such Lender and/or any other interest of such Lender hereunder (in respect of any such Lender, its "CREDIT EXPOSURE"). Notwithstanding any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations hereunder shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Promissory Note for all purposes hereunder (except as expressly provided below), and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder. Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 hereof, Each Lender agrees that any agreement between such tender and any such Participant in respect of such participating interest shall not restrict such Lender's fight to agree to any amendment, supplement, waiver or modification to any Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Advance or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest thereon or reduce the principal amount thereof.

SECTION 8.13. ASSIGNMENTS.

         (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time after the execution and delivery of this Agreement and from time to time assign to any Lender or any affiliate thereof or to any other Person (each a "PURCHASING LENDER") all or any part of its Credit Exposure, provided that the Credit Exposure acquired by such assignee shall equal or exceed $10,000,000. Borrower, Agent and the Lenders agree that to the extent of any assignment, the Purchasing Lender shall be deemed to have the same rights and benefits under the Loan Documents and the same obligation as it would have had if it had been a Lender which was one of the original parties hereto. The consent of Agent and, provided no Default or Event of Default has occurred, Borrower shall be required prior to an assignment becoming effective, which consents will not be unreasonably withheld, delayed or conditioned; provided that Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Purchasing Lender unless and until such Purchasing Lender executes a supplement to this Agreement, substantially in the form of Exhibit T attached hereto (a "FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT"). Borrower acknowledges that the provisions of this
Section 8.13 relate only to absolute assignments of a Lender's Credit Exposure and that any restrictions thereon do not pertain to or prohibit assignments creating security interests, including any pledge or assignment by a Lender of its Credit Exposure or Promissory Notes to a Federal Reserve Bank in accordance with Requirements of Law.

         (b) Upon (i) execution of a Form of Assignment and Assumption Agreement, (ii) delivery of an executed copy thereof to Borrower and Agent,
(iii) payment by such Purchasing Lender to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchasing Lender, and (iv) payment to the Agent of an assignment fee in the amount of $3,000,000, such transferor Lender shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by Borrower, the Lenders or Agent shall be required. Such Form of Assignment and Assumption Agreement snail be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender. Promptly after the consummation of any transfer to a Purchasing Lender pursuant hereto, the transferor Lender, Agent and Borrower shall make appropriate arrangements so that a replacement Promissory Note is issued to such transferor Lender and a new Promissory Note is issued to such Purchasing Lender, in each case in principal amounts reflecting such transfer.

SECTION 8.14. WITHHOLDING. Notwithstanding anything to the contrary herein, no Participant or other assignee of all or any part of the Credit Exposure of any Lender, other than a Purchasing Lender, shall be entitled to any of the benefits of Section 2.16 hereof.

SECTION 8.15. AMOUNTS RECEIVED BY THE LENDERS. Each Lender agrees that it shall act as a trustee for the benefit of the other Lenders to the extent of the respective interests of the other Leaders in the Advances and/or Letters of Credit with respect to all sums of any kind paid to or received by such Lender in payment of all or a portion of the Advances or reimbursement for draws on the Letters of Credit, as applicable, by or on behalf of Borrower.

SECTION 8.16. NO JOINT VENTURE. Neither the execution of this Agreement nor the selling of an interest in the Advances nor any agreement to share in profits or losses as provided herein is intended to be, nor shall it be construed to be, the formation of a partnership or joint venture among the parties to this Agreement.

SECTION 8.17. ACKNOWLEDGMENT BY PARTIES HERETO. The agreement to and acceptance of this Agreement by the parties hereto, indicated by the execution of this Agreement, shall evidence (a) each party's acceptance of all the terms and conditions of this Agreement and the other Loan Documents and (b) each party's consent to Agent's acting as Agent on behalf of the Lenders with regard to all aspects of the administration, enforcement and collection of the Advances, the issuance of the Letters of Credit and to all matters pertaining to the Loan Documents as provided for herein.

SECTION 8.18. RIGHT OF THE LENDERS AND AGENT TO TRANSACT BUSINESS. The Lenders, Agent and/or any of their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, its general partners, including General Partner, any partners of the general partners, or any other Person without any duty to account therefor to the other Lenders and/or Agent, as the case may be.

SECTION 8.19. SHARING OF PAYMENTS. Each of the Lenders agrees that if it should receive any amount under this Agreement or any of the other Loan Documents (whether by voluntary payment, by realization upon security, by the exercise of the right of banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any Advance (or reimbursement for draws on the Letters of Credit) of a sum which with respect to the related sum or sums received by the other Lenders is in a greater proportion than the total of such Advance (or reimbursement for draws on Letters of Credit) then owed and due to such Lender bears to the total of such Advance (or reimbursement for draws on Letters of Credit) then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in such Advance (or reimbursement for draws on the Letters of Credit) owing to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 8.20. LIMITATION OF LIABILITY. Except as set forth in Section 7.11 above, no claim may be made by Borrower or any other Person against Agent or any Lender or any of their Affiliates, directors, officers, employees, attorneys or agent of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or under Article VII; and Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 8.21. RELIANCE BY BORROWER. Borrower shall have the right to rely, without investigation, upon all notices, approvals or other actions of Agent. All provisions of this Agreement requiring submission by Borrower of information or other documentation, or the obtaining of any approvals or consents, shall be deemed to apply to Agent only and Borrower shall not otherwise be required to obtain any approvals of any other Lenders. All actions, information, reports, notices and any and all other action by Agent to Borrower shall be binding upon all Lenders.

SECTION 8.22. TIME OF THE ESSENCE. Time is of the essence in this Agreement.

SECTION 8.23. INDEMNITY. Except for an Indemnified Loss which is finally adjudicated by a court of competent jurisdiction to have resulted directly and proximately from the gross negligence or willful misconduct of the Lenders or, if applicable Agent, Borrower agrees absolutely to protect, defend, indemnify and hold the Lenders, Agent, their respective officers, directors, employees and agents and each other Person controlling any of the foregoing {each, an "INDEMNIFIED PARTY") harmless from and against any and all harm, loss, liability, damage, suit, claim, expense, fees and costs (including, without limitation, court costs and attorneys' fees) (each, an "INDEMNIFIED LOSS") suffered or incurred by an Indemnified Party in connection with any claim, demand, suit or proceeding brought or asserted by any Person against an Indemnified Party arising out of or relating to the Lenders' and Agent's entering into or carrying out the terms of this Agreement or any of the Loan Documents or being the holder of a Promissory Note or any of the Loan Documents or resulting from Borrower's performance hereunder including, without limitation, any injury or damage to any Person or property occurring on or about any of the Mortgaged Properties. This Section 8.23 is intended to apply only to third party claims against the Indemnified Parties, and not the Lenders' claims against Borrower if an Event of Default has occurred, which shall be limited as provided in Article XI. This Section 8.23 shall survive the repayment of the Indebtedness, the cancellation of the Promissory Notes, and the foreclosures or reconveyance of the Lenders' security interests in any applicable Mortgaged Properties.

SECTION 8.24. KNOWLEDGE. For purposes of this Agreement, the phrases "to the knowledge of Borrower" or "to the best knowledge of Borrower" shall mean, after reasonable inquiry of Property Manager, the knowledge of Thompson, Rick Hutton, Tally Voorhies and Bill Daniels.

                                   ARTICLE IX.

                                RELEASE OF LIENS


SECTION 9.1. RELEASE. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this Section 9.1), Agent shall release a Mortgaged Property from the Liens created by this Agreement and the other Loan Documents upon the request of Borrower, subject to the following terms and conditions:

         (a) Borrower shall deliver to Agent written notice of its desire to obtain such release no later than thirty (30) days prior to the date upon which such release is to be effected;

         (b) Borrower shall submit to Agent with such request a Compliance Certificate, prepared with reference to and accompanied by pro forma financial statements prepared in accordance with the terms of Sections 5.2 (a) through (d) adjusted in the best good faith estimate of Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default shall exist after giving effect to such release;

         (c) Borrower shall pay all reasonable costs and expenses of Agent in connection with such release, including, without limitation, reasonable attorneys' fees, appraisal fees and disbursements;

         (d) Borrower shall pay to Agent for the account of the Lenders an amount equal to all Advances disbursed to fund Permitted Purposes with respect to the Mortgaged. Property in question, together with all amounts required under
Section 2.15 hereof; and

         (e) The release price of the Mortgaged Property shall not be less than the minimum amount required to cause the outstanding Advances (after giving effect to the release of the Mortgaged Property) to remain in compliance with the Maximum Availability Amount.


                                   ARTICLE X.

                             PATRIOT ACT PROVISIONS

SECTION 10.1. PATRIOT RULES. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001,107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including but not limited to, Executive Order 13224 effective September 24,2001 (collectively the "PATRIOT RULES") and are incorporated into this Section 10.1.

         (a) Representations Relating to Patriot Rules. Borrower hereby represents and warrants that Borrower, its limited and general partners and each and every Person that has or will have an interest in any Mortgaged Property or will participate in or derive & benefit from, in any manner whatsoever, the Loans, including, without limitation, Guarantors and each Executing Subsidiary, is: (i) not a "blocked" person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section 10.1. the "ANNEX"); (ii) in full compliance with the requirements of the Patriot Rules and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section 10.1. "OFAC"); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Rules and available to the Lenders for Lenders' review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the secretary of state or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Rules; (v) not listed as a Specially Designated Terrorist or as a "blocker" person on any lists maintained by the OFAC pursuant to the Patriot Rules or any other list of terrorists or terrorist organizations maintained by the OFAC pursuant to the rules and regulations of the OFAC issued pursuant to the Patriot Rules; (vi) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Rules; and (vii) not owned or controlled by or now acting or will in the future act for or on behalf of any person named in the Annex or any other list promulgated under the Patriot Rules or any other person who has been determined to be subject to the prohibitions contained in the Patriot Rules.

         (b) Covenants Relating to Patriot Rules. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower or any of its limited partner or general partner or affiliates, including, without limitation, Guarantors or any Executing Subsidiary, become listed on the Annex or any other list promulgated under the Patriot Rules or is indicated, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Agent. It shall be an Event of Default hereunder if Borrower, any Person comprising Guarantors or any Executing Subsidiary becomes listed or any list promulgated under the Patriot Rules or is indicated, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

                            [Signatures page follows]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first written above.


                       BORROWER:    G REIT, L.P., a Virginia limited partnership

                                    By:  G REIT, Inc., a Virginia corporation,
                                         its general partner

                                         By:  /s/ ANTHONY W. THOMPSON
                                             ----------------------------------
                                         Name:  Anthony W. Thompson
                                              ---------------------------------
                                         Title:  President
                                               --------------------------------

                       AGENT:            LASALLE BANK NATIONAL ASSOCIATION

                                         By:  /s/ KLAY SCHMEISSER
                                             ----------------------------------
                                         Name:  Klay Schmeisser
                                              ---------------------------------
                                         Title:  FVP
                                               --------------------------------

                       LENDERS:          LASALLE BANK NATIONAL ASSOCIATION

                                         By:  /s/ KLAY SCHMEISSER
                                             ----------------------------------
                                         Name:  Klay Schmeisser
                                              ---------------------------------
                                         Title:  FVP
                                               --------------------------------

                       FIRST AMENDMENT TO CREDIT AGREEMENT

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

        This First Amendment to Credit Agreement (the "AMENDMENT") is dated as
of the    day of April, 2003, by and between G REIT, L.P., a Virginia limited partnership ("BORROWER"), the lenders party to the Credit Agreement (as hereinafter defined) (the "LENDERS"), and LASALLE BANK NATIONAL ASSOCIATION, as agent for the Lenders ("AGENT").

                                R E C I T A L S
                                - - - - - - - -

        WHEREAS, Borrower, Agent and the Lenders are parties to a Credit Agreement dated as of January 31, 2003 (including all exhibits and riders thereto and as amended, restated, supplemented or otherwise modified from time to time, referred to herein as the "CREDIT AGREEMENT") pursuant to which the Lenders agreed to make Advances (as defined in the Credit Agreement) and issue Letters of Credit (as defined in the Credit Agreement) to Borrower in an aggregate amount not to exceed $25,000,000 ("ORIGINAL COMMITMENT"); and

        WHEREAS, Borrower desires to obtain an increase in the Original Commitment to $40,000,000 and make certain other modifications to the Credit Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

        SECTION 1. RECITALS. The Recitals to this Amendment are hereby incorporated herein in their entirety by this reference thereto and deemed to be a part hereof.

        SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

        2.1 Increased Commitment. Section 2.1(b) of the Credit Agreement is hereby amended by replacing the words "Twenty Five Million and No/100 Dollars ($25,000,000.00)" with the words "Forty Million and No/100 Dollars ($40,000,000.00)". Each reference in the Credit Agreement, including, without limitation, any and all references in the Exhibits A, D, E, F, G, H, I, J, L, M, N and R thereto, to "Twenty Five Million and No/100 Dollars" or "$25,000,000.00" is hereby replaced with "Forty Million and No/100 Dollars" or "$40,000,000.00" (as applicable).

        2.2 Applicable Rate. Section 2.6(a) of the Credit Agreement is hereby amended to add the following proviso at the end of the first sentence: ", provided, however, if Mortgagor satisfies the Rate Reduction Conditions and during the time such Rate Reduction Conditions remain satisfied, then in no event will the Applicable Rate ever be less than three and 90/100 percent (3.90%) per annum".

        2.3 Letters of Credit. Section 2.17(d) of the Credit Agreement is hereby amended to replace the words "Six Million Two Hundred Fifty Thousand and No/100 Dollars ($6,250,000.00)" with the words "Ten Million and No/100 Dollars ($10,000,000.00)".

        SECTION 3. REPRESENTATION OF THE WARRANTIES. To induce Agent and the Lenders to amend the Credit Agreement, Borrower represents and warrants to Agent and the Lenders that:

        3.l Compliance with Credit Agreement. On the date hereof, Borrower is in compliance with the terms and provisions of the Credit Agreement and the Loan Documents and no Event of Default specified therein has occurred which has not been waived in writing by Agent and/or the Lenders.

        3.2 Representations and Warranties. On the date hereof, the representations and warranties set forth in the Credit Agreement are true and correct with the same effect as if such representations and warranties have been made on the date hereof except to the extent such representations and warranties expressly relate to an earlier date.

        3.3 Authority of Borrower. Borrower has full power and authority to enter into this Amendment and to incur and perform the obligations provided for under this Amendment and the Credit Agreement, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Amendment.

        3.4 Amendment as Binding Agreement. This Amendment constitutes a valid and legally binding obligation of Borrower, fully enforceable against Borrower in accordance with its terms.

        3.5 No Conflicting Agreements. The execution and performance by the Borrower of this Amendment will not (i) violate any provision of law, any order of any court or other agency of government, or the organizational documents of Borrower, or (ii) violate any indenture, contract, agreement or other instrument to which Borrower is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower.

        SECTION 4. CONDITIONS PRECEDENT.

        The agreement by the Lenders and Agent to amend the Credit Agreement pursuant to the terms of this Amendment is subject to the satisfaction by Borrower of the following conditions precedent:

        4.1 Fee. In addition to the fees previously paid under the Credit Agreement, Borrower shall have paid to Agent, on behalf of the Lenders, a non-refundable facility commitment fee in the amount of $187,500.

        4.2 Reaffirmation of Guaranty. The Lender shall have received an executed Reaffirmation of Guaranty from Guarantors reaffirming their respective obligations to Agent, on behalf of the Lenders, under the Guaranty, in the form of Exhibit A attached hereto.

        4.3 Promissory Note and Note Assumption. Borrower shall have delivered an amended and restated Promissory Note to Agent in the original principal amount of $40,000,000.00 in the form of Exhibit B attached hereto and shall cause each Executing Subsidiary who has executed a Note Assumption prior to the date hereof to execute and deliver to Agent an amended and restated Note Assumption in the form of Exhibit C.

        SECTION 5. GENERAL PROVISIONS.

        5.1 Capitalized Terms. The capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Credit Agreement unless otherwise defined herein.

        5.2 Ratification. Except as amended by this Amendment, the terms and provisions of the Credit Agreement shall remain in full force and effect and are hereby affirmed, confirmed and ratified in all respects. Borrower confirms, affirms and ratifies without condition, all liens and security interests, if any, granted to the Lenders pursuant to the Credit Agreement and the Loan Documents, and such liens and security interests shall continue to secure the obligations and liabilities of Borrower to the Lenders, including but not limited to, all loans made by the Lenders to the Borrower under the Credit Agreement as amended by this Amendment.

        5.3 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois, and the obligations of Borrower under this Amendment are and shall arise absolutely and unconditionally upon the execution and delivery of this Amendment.

        5.4 Counterparts. This Amendment may be executed in any number of counterparts, and by Agent, the Lenders and Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        5.5 Credit Agreement References. On or after the effective date hereof, each reference in the Credit Agreement to this "Agreement", "hereof" or words of like import, or to the "Credit Agreement" in any other instrument, document or agreement executed in connection with the Credit Agreement shall, in each case, unless the context otherwise requires, be deemed to refer to the Credit Agreement as amended hereby.

        5.6 No Waiver. No failure on the part of Agent or the Lenders to exercise, and no delay in exercising, any right under the Credit Agreement or any Loan Documents or under this Amendment shall operate as a waiver thereof; nor shall any single or partial exercise of any right under the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and are not exclusive of any remedies provided by law or equity.

                (Remainder of this page intentionally left blank)

        IN WITNESS WHEREOF, Agent, Borrower and the Lenders have caused this Amendment to be duly executed as of the date first above written.

                               G REIT, L.P., a Virginia limited partnership

                               By: G REIT, Inc., a Virginia corporation, its managing member

                                     By: /s/ Anthony W. Thompson
                                        ----------------------------------
                                        Anthony W. Thompson
                                        President


                               LASALLE BANK NATIONAL
                               ASSOCIATION, as agent for the Lenders



                               By:
                                  ----------------------------------------

                                  Its:
                                      ------------------------------------


                               LASALLE BANK NATIONAL
                               ASSOCIATION, as Lender



                               By:
                                  ----------------------------------------

                                  Its:
                                      ------------------------------------

                                    EXHIBIT A
                                    ---------

                        FORM OF REAFFIRMATION OF GUARANTY

                            REAFFIRMATION OF GUARANTY
                            -------------------------

        This Reaffirmation of Guaranty ("REAFFIRMATION"), dated and effective as
of the      day of        , 2003, is executed by G REIT, Inc., a Virginia
corporation ("GENERAL PARTNER"), Triple Net Properties, LLC, a Virginia limited liability company ("ADVISOR"), and Anthony W. Thompson ("THOMPSON") (Thompson, Advisor and General Partner are collectively referred to herein as the "GUARANTORS"), in favor of LaSalle Bank National Association, a national banking association, as agent for itself and the Lenders (as defined below), and its successors and assigns ("AGENT").

                                    RECITALS

        A. Pursuant to a certain Guaranty of Payment dated as of January 31, 2003, as heretofore or hereafter reaffirmed or amended, executed and delivered by to Agent (the "GENERAL PARTNER GUARANTY"), General Partner guaranteed the payment and performance of the obligations and liabilities of G REIT, L.P., a Virginia limited partnership ("BORROWER") under that certain Credit Agreement dated as of January 31, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") by and among Borrower, Agent and the lenders named therein (the "LENDERS"). All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

        B. Pursuant to a certain Guaranty of Payment dated as of January 31, 2003, as heretofore or hereafter reaffirmed or amended, executed and delivered by Advisor and Thompson to Agent (the "THOMPSON/ADVISOR GUARANTY"), Advisor and Thompson guaranteed the payment and performance of Borrower's obligation and liabilities under the Credit Agreement in accordance with the terms of the Thompson/Advisor Guaranty. The Thompson/Advisor Guaranty and General Partner Guaranty are referred to herein, individually and collectively, as the "GUARANTY".

        C, Borrower desires to enter into a First Amendment to Credit Agreement (the "AMENDMENT"), to provide for, among other things, an increase in the amount of the Commitment to $40,000,000.00.

        D. Guarantors will benefit from the amendment of the financing accommodations to Borrower and such increase in the Commitment.

        E. Agent and the Lenders are willing to enter into the Amendment only upon the condition that Guarantors execute and deliver this Reaffirmation in favor of Agent.

        NOW, THEREFORE, in consideration of the foregoing, Guarantors hereby agree as follows:

        1. The preambles to this Reaffirmation are hereby incorporated herein by this reference thereto.

        2. Guarantors each hereby expressly reaffirm all of their liabilities and obligations as Guarantors under the Guaranty, as modified hereby, and agree to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, guaranties, indemnities, grants of security interests, if any, and covenants contained in the Guaranty, it being the intent of Guarantors and Agent that Guarantors guaranty the obligations of Borrower to Agent and the Lenders as such obligations may be increased, modified and/or amended by the Amendment.

        3. On the date hereof, the representations and warranties of each of the Guarantors as set forth in the Guaranty are true and correct with the same effect as if such representations and warranties have been made on the date hereof except to the extent such representations and warranties expressly relate to an earlier date.

        4. This Reaffirmation shall be governed by and construed in accordance with the laws of the State of Illinois.

        5. This Reaffirmation may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                            [Signature Page Follows]

        IN WITNESS WHEREOF, Guarantors have executed this Reaffirmation as of the date first above written.


                                        /s/ Anthony W. Thompson
                                        ---------------------------------------
                                        Anthony W. Thompson


                                        G REIT, INC., a Virginia corporation


                                        By: /s/ Anthony W. Thompson
                                           ------------------------------------
                                           Anthony W. Thompson
                                           President


                                        TRIPLE NET PROPERTIES, LLC, a Virginia
                                        limited liability company


                                        By: /s/ Anthony W. Thompson
                                           ------------------------------------
                                           Anthony W. Thompson
                                           President

                                    EXHIBIT B
                                    ---------

                  FORM OF AMENDED AND RESTATED PROMISSORY NOTE

$40,000,000.00                                                           , 2003


         FOR VALUE RECEIVED, G REIT, L.P., a Virginia limited liability company ("MAKER"), hereby promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("PAYEE"), in lawful money of the United States of America in immediately available funds, at the office of LaSalle Bank National Association located at 135 South LaSalle Street, Chicago, Illinois 60604, on the Maturity Date, the principal sum of Forth Million and No/100 U.S. Dollars (US $40,000,000.00) or, if less, the unpaid principal amount of all Advances made by Payee to Maker pursuant to the Credit Agreement (hereinafter defined) then outstanding.

         Maker promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until such principal amount is paid in full, at such interest rates and at such times as are provided in the Credit Agreement.

         This Promissory Note is one of the Promissory Notes referred to in the Credit Agreement dated as of January 31, 2003 among Maker, LaSalle Bank National Association, as Agent, and the Lenders named therein (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") and is entitled to the benefits thereof and shall be subject to the provisions thereof. Capitalized terms used herein but not otherwise defined herein have the meaning set forth in the Credit Agreement.

         This Promissory Note is secured pursuant to the Loan Documents. As provided in the Credit Agreement, this Promissory Note is subject to mandatory and voluntary prepayments, in whole or in part, from time to time upon the occurrence of the events specified therein.

         In case an Event of Default shall occur and be continuing, the principal of, and accrued interest on, this Promissory Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         Maker hereby waives presentment, demand, protest or notice of any kind in connection with this Promissory Note.

         MAKER HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS PROMISSORY NOTE. Borrower agrees that any such proceeding may, if the Payee so elects, be brought and enforced in the state courts of the State of

Illinois or the United States District Court for the Northern District of Illinois, and Borrower hereby waives any objection to jurisdiction or venue in any such proceeding commenced in any of such courts. Borrower further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of Illinois, by registered mail or express courier addressed to it at its address for purposes of notices as provided in the Credit Agreement.

        IN WITNESS WHEREOF, Maker has caused this Promissory Note to be executed and delivered by its duly authorized general partner, as of the day and year and the place first above written.

                                  G REIT, L.P., a Virginia limited partnership

                                  By: G REIT, Inc., a Virginia corporation, its
                                      general partner


                                      By: /s/ Anthony W. Thompson
                                         --------------------------------------
                                      Name:   Anthony W. Thompson
                                           ------------------------------------
                                      Title:  President
                                            -----------------------------------

                                    EXHIBIT C
                                    ---------

                  FORM OF AMENDED AND RESTATED NOTE ASSUMPTION

             , 2003
[date]


        This Assumption of Note is made as of                           , with
reference to that certain Amended and Restated Promissory Note dated as of the date hereof in the amount of $40,000,000 by G REIT, L.P. ("ORIGINAL MAKER") to LaSalle Bank National Association (the "NOTE").

        The undersigned, [Insert Name of Executing Subsidiary], hereby joins in the making of the Note as though it had executed and delivered the same on the date of the making thereof and assumes joint and several liability with Original Maker and all other obligors thereunder for the payment and performance of all of the obligations of Maker and such other obligors arising or accruing at any time from and after the date of the Note.

        IN WITNESS WHEREOF, the undersigned has caused this Assumption of Note to be executed and delivered as of the date and year first above written.

                                By:    [Executing Subsidiary]

                                      By: /s/ Anthony W. Thompson
                                         --------------------------------------
                                      Name:   Anthony W. Thompson
                                           ------------------------------------
                                      Title:  President
                                            -----------------------------------